ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "**Agreement**") is entered into August 23, 2013 by and among

Okana Ventures, Inc., 101 Convention Center Dr. Ste 700, Las Vegas, Nevada, NV89109 ("**Purchaser**"), and

Merus Labs International Inc., 100 Wellington Street West, Suite 2110, Toronto, ON, Canada M5K 1H1 ("**Seller**"), and

RECITALS

WHEREAS, Seller is the owner of certain assets described in Article II below (the "**Purchased Assets**"), related to the products described on Exhibit A (the "**Products**");

WHEREAS, the Parties desire that, at the Closing, Purchaser shall purchase from Seller all of the Purchased Assets and assume all of the Assumed Liabilities upon the following terms and conditions;

NOW, THEREFORE, the Parties hereby agree as follows:

Article I. Definitions and Terms

1.1 Definitions. The following terms are used in more than one Article of this Agreement and have the following meanings. Other defined terms may occur in one Article only and are defined therein:

"Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, "**control**" of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and, in any event and without limitation of the previous sentence, ownership of more than fifty percent (50%) of the voting securities of such Person.

"Ancillary Agreements" shall mean the Assignment and Assumption Agreements, the Bill of Sale, the License Amendment, the License Assignment, the Convertible Promissory Note for $800,000, and the Transitional Services Agreement.

"Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement in the form attached as Exhibit B to this Agreement, providing for the assignment of the Assumed Contracts and Seller's rights under purchase orders that are not fully satisfied prior to Closing.

"Assumed Contracts" shall mean the Transferred License and the other contracts set forth on Schedule 1.

"Assumed Liabilities" shall have the meaning set forth in Section 2.3.

"Bill of Sale" shall mean the Bill of Sale in the form attached as Exhibit C to this Agreement.

"Books and Records" shall mean all files, documents, books, records, lists, procedures, manuals and other materials (in any form), regardless of whether created by Seller, acquired from third parties, maintained in Seller's possession or control, including financial and accounting records; catalogues; competitive intelligence, advertising, detail aids, sales and promotional and marketing materials; training and educational materials; market research; business plans; price lists; correspondence; customer, mailing and distribution lists; referral sources; photographs; customer lists, supplier lists; call data; call notes; prosecution history, records and related files; purchasing materials and records; clinical data files; formulae and specifications used for design, manufacture, packaging and labeling; manufacturing, cGMP and quality control records and procedures (including batch records and batch samples); production data; process validation reports; stability data; blueprints; research and development files, records, data and laboratory books; the dossiers supporting any Product Registrations; other regulatory, medical affairs and pharmacovigilance records, including adverse event documentation and complaint documentation; intellectual property documentation and disclosures; service and warranty records; sales order files;

"Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City, New York are authorized or obligated by Law or Governmental Order to close.

"Closing" shall mean the consummation of the transactions contemplated by this Agreement pursuant to the terms of this Agreement.

"Closing Date" shall have the meaning set forth in Section 3.1.

"Confidential Disclosure Agreement" shall mean that certain confidential disclosure agreement effective as of July 29, 2013 between Purchaser and Seller.

"IFRS" shall mean accounting principles generally accepted in Canada, as in effect from time to time.

"Governmental Authority" shall mean any supranational, national, federal, provincial, state or local judicial, legislative, executive, administrative or regulatory authority, board, commission, body or instrumentality.

"Governmental Authorization" shall mean any approval, certificate, clearance, consent, exemption, governmental order, license, permit, registration, variance or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any applicable Law.

"Inventories" shall mean all inventories of active pharmaceutical ingredient, work in progress and finished goods of each Product owned as of the Closing by Seller, and shall include any samples.

"Law" shall mean any national, federal, territorial, state, provincial, regional, foreign, municipal or local law (including common law and civil law), statute, ordinance, rule, regulation, code, treaty, decree, ruling, directive or order, in each case, of, or issued by, any Governmental Authority.

"Liabilities" shall mean any and all debts, liabilities, costs, assessments, expenses, claims, losses, damages, deficiencies and obligations, whether accrued or fixed, known or unknown, liquidated or unliquidated, asserted or unasserted, absolute or contingent, matured or unmatured, determined or determinable, due or to become due, whenever or however arising (including whether arising out of any contract, common law or tort based on negligence or strict liability) and whether or not the same would be required by IFRS to be reflected in financial statements or disclosed in the notes thereto.

"License Agreement Assignment" shall mean the Assignment of the License and Option Agreement.

"License and Option Agreement" shall mean that certain License and Option Agreement entered on October 22, 2002, by and between LG Life Sciences, LTD and Genesoft Pharmaceuticals, LCC, and their successors and assigns, and as amended by Amendment No. 1 dated November 21, 2002, Amendment No. 2, dated December 6, 2002, Amendment No. 3 dated October 16, 2003, Amendment No. 4 dated March 31, 2005, Amendment 5, dated February 3, 2006, Amendment No. 6 dated February 3, 2006, Amendment No. 7, dated December 27, 2006, and the Binding Term Sheet dated September 2, 2009.

"Lien" shall mean, with respect to any property, right or other asset, any lien, security interest, option, mortgage, pledge, condition, assessment, restriction, adverse claim, levy, charge, hypothecation, easement, title retention clause, equitable interest, encumbrance, right of first refusal or other restriction or similar claim of any kind, character or description, whether or not of record, or any contract to give any of the foregoing, in respect of such property or asset.

"Material Adverse Effect" shall mean any change, effect, event, circumstance, occurrence or state of facts that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to (i) the Purchased Assets taken as a whole or (ii) the ability of Seller to consummate the transactions contemplated by this Agreement and the Ancillary Agreements; provided, however, that none of the following changes, effects, events, circumstances, occurrences or states of facts shall be deemed, either alone or in combination, to constitute a Material Adverse Effect, or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (A) changes or effects in general economic or financial conditions; (B) changes in Laws or IFRS; (C) changes or effects that generally affect the pharmaceutical industry; or (D) changes or effects that arise out of or are attributable to the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostilities or acts of terrorism.

"Party" shall mean Purchaser or Seller individually, as the context so requires, and the term "Parties" shall mean, collectively, Seller and Purchaser.

"Person" shall mean an individual, a limited liability company, a joint venture, a corporation, a partnership, an association, a Governmental Authority, a trust or any other entity or organization.

"Product" or "Products" shall mean those products set out on Exhibit A.

"Product Registrations" shall mean the Governmental Authorizations necessary to permit the development, manufacture, marketing, import, distribution, or sale of the Products.

"Post-Closing Regulatory Fee Amount" shall mean an amount equal to (i) the Regulatory Fees, multiplied by (ii) a fraction, the numerator of which is the number of days in the period beginning the day after the Closing Date and ending on September 30, 2013, and the denominator of which is 366.

"Purchased Assets" shall have the meaning set forth in Section 2.1.

"Regulatory Fees" shall mean all the regulatory fees paid by Seller to the FDA with respect to the federal fiscal year beginning October 1, 2012 in connection with the manufacture of the Products.

"Representatives" shall mean, with respect to each Party, its and its Affiliates' respective parents, directors, officers, employees, attorneys, accountants, representatives, financial advisors, consultants, agents and others acting on their behalf.

"Retained Liabilities" shall have the meaning set forth in Section 2.4.

"Seller Names" shall mean the names, logos and trademarks of Seller and its Affiliates used with respect to the Products by Seller and its Affiliates prior to the Closing.

"Seller's Knowledge" shall mean the actual knowledge of Seller, after due inquiry.

"Taxes" shall mean all taxes, charges, duties, fees, levies or other assessments, including income, excise, property, ad valorem, sales or use, value added, profits, license, withholding (with respect to compensation or otherwise), payroll, employment, net worth, capital gains, transfer, stamp, social security, environmental, occupation and franchise taxes, imposed by any Taxing Authority, and including any interest, penalties and additions attributable thereto, and all amounts payable pursuant to an agreement or arrangement with respect to taxes.

"Taxing Authority" shall mean any Governmental Authority exercising any authority to impose, regulate or administer the imposition of Taxes.

"Transferred License" shall mean the License and Option Agreement and all associated agreements referenced therein, as the same have been and shall have been amended through the Closing Date.

Article II.
Purchase and Sale

2.1 Purchase and Sale of Assets. At the Closing, Purchaser shall purchase and acquire from Seller, free and clear of all Liens, all of Seller's right, title and interest in and to the following assets (the "**Purchased Assets**"):

(a) the Assumed Contracts, except for that Master Support Services Agreement (Re: Distribution of Pharmaceuticals in the USA) effective February 11, 2013 by and between Methapharm Inc. and Merus Labs International Inc. and that Master Support Services Agreement (Re: Provision of Regulatory Support Services for US Activities) effective February 11, 2013 by and between Methapharm Inc. and Merus Labs International Inc, which will be acquired by Purchaser effective from the earlier of August 30, 2013 or the date of receipt by the Food and Drug Administration (FDA) of the letter of FACTIVE distributor transfer;

(b) the Books and Records;

(c) the Inventories;

(d) the Product Registrations; and

(e) all rights under purchase orders that are not fully satisfied prior to Closing.

2.2 Excluded Assets. Purchaser acknowledges and agrees that it is not acquiring any right, title or interest in, to or under any other assets, properties or rights of Seller or any of its Affiliates other than the Purchased Assets.

2.3 Assumed Liabilities. Purchaser agrees, effective at the Closing, to assume the following:

(a) all Liabilities to customers, suppliers or other third parties based solely on acts relating to the Purchased Assets arising or incurred after the Closing Date;

(b) all Liabilities, including product liabilities, arising out of or relating to any sale of the Product sold by Purchaser, an Affiliate of Purchaser, or a third party directed by Purchaser after the Closing Date;

(c) all Liabilities, except product liability, relating solely to the return of any Product, without regard to when such Product was sold, but to be clear, Purchaser shall not be responsible for any product liability related to or arising out of the distribution, including but not limited to sales, of Product prior to the Closing Date;

(d) all Liabilities arising out of or related to the Assumed Contracts for acts occurring after the Closing Date;

(e) all Taxes relating to a taxable period beginning after the Closing Date including, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date; and

(f) all Regulatory Fees relating to any period after the Closing Date.

2.4 Retained Liabilities.

(a) Except as set forth in Section 2.3, Seller shall retain and, as between Seller and Purchaser, be solely responsible for all Liabilities, including product liabilities, to all parties, including customers, suppliers or other third parties, relating to any sale or disposal of the Product before the Closing Date or relating to the Purchased Assets arising or incurred before the Closing Date, and all Liabilities to the extent such Liabilities are attributable to Seller's breaches or defaults under an Assumed Contract that occurred prior to the Closing Date;

2.5 Purchase Price. In consideration of the sale and transfer of the Purchased Assets, Purchaser shall:

(a) pay to Seller at the Closing an amount (the "**Closing Purchase Payment**") equal to the sum of (i) Two Million Two Hundred Thousand Dollars ($2,200,000), plus (ii) pay to Seller an amount equal to the Provisional Coupon Prefund Balance set forth in Schedule 4 by wire transfer of immediately available funds in accordance with written instructions given by Seller to Purchaser (subject to adjustment post-Closing pursuant to Section 2.10), plus (iii) the Post-Closing Regulatory Fee Amount (Schedule 5), such amount to be paid by wire transfer of immediately available funds in accordance with written instructions given to Purchaser by Seller. Seller agrees that the samples included in Inventory on Schedule 2 of this Agreement will be listed as zero cost to Purchaser. To be clear, Seller agrees to provide all samples remaining in Inventory at no cost to Purchaser;

(b) pay to Seller four (4) payments each equal to the sum of two hundred thousand dollars ($200,000) on the following dates: (i) March 1, 2014; (ii) June 1, 2014; (iii) September 1, 2014; and (iv) December 1, 2014 (collectively the "**Installment Purchase Payments**"), for a total of eight hundred thousand dollars ($800,000);

(c) issue three million fully paid and non-assessable shares of the common stock of the Purchaser, immediately deliverable in accordance with written instructions given to Purchaser by Seller (the "**Closing Stock shares**"); and

(d) assume, effective at the Closing, and thereafter satisfy and discharge the Assumed Liabilities.

2.6 Purchase Price Adjustment.

(a) Inventory. Purchaser agrees there will be no purchase price adjustment for Inventory post closing date. Seller will provide to Purchaser the following:

(i) At least two (2) Business Days prior to the Closing Date, Seller shall deliver to Purchaser (a) a good faith estimate of the Inventories as of the Closing (the "**Estimated Inventories**");

(ii) Within forty-five (45) days after the Closing Date, Purchaser shall deliver to Seller (a) an unaudited statement of the Inventories delivered (the "**Closing Date Inventories**" and the "**Inventories Statement**");

(iii) During the thirty (30) day period following Seller's receipt of the Inventories Statement, Seller shall be given access to the employees, working papers and other Books and Records of Purchaser for purposes of evaluating the Inventories Statement. Seller may notify Purchaser in writing of any disputed item within thirty (30) days after receipt of the Inventories Statement;

(iv) If a notice of disputed items is timely delivered, Seller and Purchaser shall, during the thirty (30) day period immediately following the date of such delivery negotiate to resolve the disputed items. If the Parties are unable to reach agreement during the thirty (30) day period with respect to any item, such dispute shall be resolved according to the dispute resolution provisions of this Agreement;

(b) Coupons. Seller agrees to adjust the Purchase Price equal to the amount that the Closing Coupon Prefund Balance is greater than the Provisional Coupon Prefund Balance set for in Schedule 4. All payments made pursuant to this Section 2.6 shall be treated for Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable Law.

2.7 Allocation of Purchase Price. The Parties agree that the Purchase Price and Assumed Liabilities shall be allocated among the Purchased Assets on or after the Closing Date in the manner specified in Schedule 3, as mutually agreed to by the Parties. In the event that any Taxing Authority disputes the Parties allocation, each Party shall promptly notify the other Parties in writing of the nature of such dispute.

2.8 Taxes.

(a) United States Taxes - All transfer, documentary sales, use, value-added, gross receipts, stamp, registration or similar transfer Taxes incurred in connection with the transfer and sale of the Purchased Assets as contemplated by the terms of this Agreement, including all recording or filing fees and other similar costs of Closing that may be imposed, payable, collectible or incurred in connection with this Agreement and the transactions contemplated hereby and payable to any local, state or Federal tax agency of the United States shall be paid by Purchaser. Purchaser and Seller shall cooperate in timely making all Tax returns as may be required to comply with applicable Laws.

(b) Canada Taxes - All transfer, documentary sales, use, value-added, gross receipts, stamp, registration or similar transfer Taxes incurred in connection with the transfer and sale of the Purchased Assets as contemplated by the terms of this Agreement, including all recording or filing fees and other similar costs of Closing that may be imposed, payable, collectible or incurred in connection with this Agreement and the transactions contemplated hereby and payable to any local, Province, or Federal tax agency of Canada shall be paid by Seller. Purchaser and Seller shall cooperate in timely making all Tax returns as may be required to comply with applicable Laws.

(c) All personal property Taxes and assessments on the Purchased Assets for any taxable period commencing prior to the Closing Date and ending after the Closing Date shall be prorated on a per diem basis between Purchaser and Seller as of the Closing. The amount of all such prorations payable by the Party that is not required to pay such Tax under applicable Law shall be paid to the Party required to pay such Tax under applicable Law fifteen (15) days before the date such Tax becomes due and payable and such amount shall be timely remitted to the applicable Taxing Authority; provided, however, that if such Tax has already been paid to the Taxing Authority prior to the Closing Date, then such amounts shall be paid on the Closing Date to the Party required to pay such Taxes under applicable Law.

(d) Each Party shall cooperate and otherwise take commercially reasonable efforts to obtain appropriate exemptions for or refunds of such Transfer Taxes or property Taxes and to minimize any such Transfer Taxes or property Taxes.

2.9 Risk of Loss. Prior to the Closing, any loss or damage to the Purchased Assets from fire, casualty or otherwise shall be the sole responsibility of Seller. Thereafter, any such loss or damage shall be the sole responsibility of Purchaser.

2.10 Coupon Prefund Balance. Purchaser acknowledges that the amounts set out in Schedule 4 reflect cash balances of deposits and pre-paid amounts that were on hand with any provider of coupon related services as of July 31, 2013 (the "**Provisional Coupon Prefund Balance**"). Within forty-five (45) days after the Closing Date, Purchaser shall deliver to Seller a statement of the actual cash balances that were on hand with any provider of coupon related services as of the Closing Date (the "**Closing Coupon Prefund Balance**"). On the date six months following the Closing Date, Seller shall pay to Purchaser an amount equal to the difference between the Provisional Coupon Prefund Balance and the Closing Coupon Prefund Balance, by wire transfer of immediately available funds in accordance with written instructions given by Purchaser to Seller.

2.11 Security of Installment Purchase Payments. In further consideration of the sale and transfer of the Purchased Assets, Purchaser agrees to execute a Convertible Promissory Note, which is set forth in Exhibit E. The Convertible Promissory Note in the amount of $800,000 represents the Installment Purchase Payments as set forth in Section 2.5(b).

2.12 Patheon Manufacturing Services Agreement. In further consideration of the sale and transfer of the Purchased Assets, Purchaser agrees to covenant in writing to be bound by the terms of that Manufacturing Services Agreement effective January 16, 2013 by and between Patheon Pharmaceuticals Inc. and Seller.

Article III.
Closing

3.1 Closing Date. The Closing shall take place at such time and place as the Parties may mutually agree but shall not be unreasonably delayed. The date on which the Closing occurs is referred to as the "**Closing Date**" Closing Date shall mean the date upon which the last of the two signatories to this Agreement executes this Agreement.

3.2 Closing Deliverables.

(a) At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser:

(a) to the extent it is practicable to do so, physical possession of the Inventories; and

(b) an executed counterpart of each of the Ancillary Agreements.

(b) At the Closing, Purchaser shall deliver, or cause to be delivered, to Seller:

(a) the Closing Purchase Payment pursuant to Section 2.5;

(b) the Closing Stock shares pursuant to Section 2.5; and

(c) an executed counterpart to each of the Ancillary Agreements;

Article IV.
Transfer of Product Registrations and Delivery of Books and Records

4.1 Notice to FDA . On the Closing Date, Seller shall deliver a letter or letters to the FDA transferring the rights to the Product Registrations to Purchaser (or its designate) and a letter or letters to the FDA, notifying it of the transfer of the Product Registrations to Purchaser (or its designate), as well as any similar letters to any other applicable Regulatory Agencies or Governmental Authority. On the Closing Date, Purchaser shall deliver a letter or letters to the FDA assuming responsibility for the Product Registrations from Seller and a letter or letters to the FDA, notifying it of the transfer of the Product Registrations from Seller to Purchaser (or its designate), as well as any similar letters to any other applicable Regulatory Agencies. Notwithstanding any delay in transferring the rights to the Product Registrations to Purchaser (or its designate), as between the Parties, Purchaser shall be exclusively responsible for, and shall discharge all liabilities related to, the manufacture, packaging, labeling, promotion, handling or sale of the Products by or on behalf of Purchaser after the Closing.

4.2 Books and Records Delivery. As soon as practical after the Closing Date, Seller shall deliver to Purchaser (or its designate), in physical and electronic form, all Books and Records prepared in connection with, supporting or otherwise relating to the Product or Product Registrations, including all correspondence between Seller or any of its representatives and the applicable Governmental Authority, all currently approved or required packaging or labeling and any other existing files and dossiers, in each case to the extent relating to any Product Registration or to the underlying data or information used to support, maintain or obtain marketing authorization of the underlying Product.

4.3 Commercially Reasonable Efforts. Seller shall use all commercially reasonable efforts to complete the transfer of each Product Registration as promptly as practicable after the Closing. Purchaser and its Affiliates shall use all commercially reasonable efforts to assist Seller in the transfer of the Product Registrations, accept the transfer of the Product Registrations and formalize with Seller and any applicable Governmental Authority, as promptly as practicable

after the Closing Date, all necessary documents. Following such transfer, Seller shall not retain any rights in any Product Registration.

Article V.
Representations and Warranties of Seller

Seller represents and warrants to Purchaser as follows:

5.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the Business Corporations Act of British Columbia, Canada.

5.2 Authority. Seller has all requisite company or corporate power and authority to own and operate the Purchased Assets, to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by Seller of this Agreement and the Ancillary Agreements and the performance by Seller of its obligations hereunder and thereunder have been duly authorized by all requisite company or corporate action on the part of Seller.

5.3 Non-Contravention. The execution and delivery of, and the performance of the actions contemplated by this Agreement and each Ancillary Agreement by Seller will not violate any applicable Law, including the assignment of the Transferred License pursuant to the provisions of the binding term sheet executed September 2, 2009 by LG Life Sciences Limited and Cornerstone Biopharma, Inc., which provides that the Transferred License may be assigned without consent if the assignment is to any successor in interest by way of … the sale of all or substantially all of the assets of the business to which the Product relates, … in a manner such that the transferring Party shall remain liable and responsible for the performance and observance of all of its duties and obligations.

5.4 Royalty side letter. To the Seller's Knowledge, an agreement was reached with Seller and Cornerstone Therapeutics, Inc., the previous owner of the Purchased Assets, that Cornerstone shall pay to LGLS until the end of the quarter ending September 30, 2014 an amount equal to the amount by which royalties payable under the License on the first US$100 million of annual net sales in the territory (currently 16%) exceed 8% of net sales.

5.5 Governmental Authorization. Seller has obtained all Governmental Authorizations required by or with respect to Seller or the Purchased Assets in connection with the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby and thereby.

5.6 Legal Proceedings. There is no pending or, to the Seller's Knowledge threatened, complaint, claim, action, suit, case, litigation, proceeding, charge, criminal prosecution, investigation, arbitration, mediation or alternative dispute resolution proceeding by or before a Governmental Authority relating to the Purchased Assets.

5.7 Compliance with Laws.

(a) Seller is in compliance in all material respects with any Law applicable to the Purchased Assets.

(b) All Product Registrations have been duly obtained and are in full force and effect, and Seller is in compliance in all material respects with each Product Registration held by it with respect to the Products.

5.8 Assumed Contracts.

(a) The Assumed Contracts are valid and binding agreements of Seller and are in full force and effect; to Seller's Knowledge, no party thereto is in default or breach in any material respect under the terms of, or has provided any written notice of any intention to terminate or modify, any Assumed Contract.

(b) Seller has provided Purchaser a complete and accurate copy of each Assumed Contract, including all modifications and amendments thereto and waivers thereunder.

5.9 Intellectual Property.

(a) To the Seller's Knowledge, Seller is the sole and exclusive licensee of all the intellectual property covered by the Transferred License. Seller has not granted any rights or licenses of any kind relating to any such intellectual property and has not itself challenged the validity of such intellectual property.

(b) To Seller's Knowledge, except as provided in (i) and (ii) below, no third party is infringing any intellectual property covered by the Transferred License.

(i) On May 30, 2008, Orchid Healthcare, a Division of Orchid Chemicals & Pharmaceuticals Ltd., or Orchid, filed an ANDA seeking approval for a generic version of FACTIVE. In the application, Orchid certified that certain of the FDA-listed patents covering FACTIVE are invalid and/or will not be infringed by Orchid's manufacture, importation, use or sale of the product for which Orchid submitted its ANDA. The certification did not include a certification with respect to U.S. Patent No. 5,633,262, which is listed in the Orange Book as covering FACTIVE and expires in June 2015.

(ii) While Orchid received tentative approval by the FDA for its ANDA on July 2, 2010, because its paragraph IV certification did not extend to all the patents protecting FACTIVE, it will not be permitted to launch its generic version of FACTIVE until expiry of U.S. Patent No. 5,633,262 in June 2015.

(c) To Seller's Knowledge, the manufacture and sale of the Products does not infringe any intellectual property of any Person.

(d) To Seller's Knowledge, Seller has all necessary rights to grant to Purchaser the rights to the Seller Names pursuant to Section 8.4.

5.10 Title to Purchased Assets. Seller owns the Purchased Assets free and clear of all Liens.

5.11 Inventories. All Inventories that are finished goods conform to all applicable specifications in, and, to Seller's Knowledge, have been manufactured in compliance with, all applicable Governmental Authorizations.

5.12 Suppliers. There are no suppliers of Inventory other than those that are party to Assumed Contracts.

5.13 Tax Matters.

(a) Seller has paid on a timely basis all Taxes relating to the Purchased Assets that are due and payable. There are no Liens with respect to Taxes on any of the Purchased Assets, other than statutory Liens for current Taxes not yet due and payable.

(b) There are no pending or, to the Seller's Knowledge, threatened audits, investigations, disputes, notices of deficiency, claims or other actions or proceedings for or relating to any Taxes of Seller which would reasonably be expected to result in any Liens on any Purchased Asset or result in any material liability of Purchaser for any Tax.

5.14 Regulatory Matters.

(a) Seller holds all Product Registrations required by any Governmental Authority and all such Product Registrations are valid and in full force and effect. There has not occurred any violation of, default (with or without notice or lapse of time or both) under, or event giving to any Governmental Authority any right of termination or cancellation of any Product Registration. To Seller's Knowledge, no event has occurred that would reasonably be expected to result in the revocation, cancellation, non-renewal or adverse modification of any Product Registration, except as would not be material with respect to the Products and the Purchased Assets.

(b) Seller has completed and filed all reports, documents, claims, permits and notices required by any Governmental Authority in order to maintain the Product Registrations. To Seller's Knowledge, all such reports, documents, claims, permits and notices were complete and accurate in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing). Neither Seller, nor to Seller's Knowledge, any representative or distributor of Seller has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or authorized by 21 U.S.C. § 335a(b) or any similar Law.

(c) Seller has not voluntarily or involuntarily initiated or caused to be initiated any recall "dear doctor" letter relating to an alleged lack of safety, efficacy or regulatory compliance of any Product.

(d) Neither Seller nor, to Seller's Knowledge, any other Person has received any written notice that any Governmental Authority has:

(a) commenced, or threatened to initiate, any action to request the recall of any Product;

(b) commenced, or threatened to initiate, any action to enjoin manufacture or distribution of any Product; or

(c) issued any demand letter, finding of deficiency or non-compliance or adverse inspection report (including any FDA Form 483s, FDA Notices of Adverse Findings, Untitled Letters, or Warning Letters) in respect of any Product, except as would not be material with respect to the Products and the Purchased Assets.

(e) Neither Seller or, to the Seller's Knowledge, any other Person has received any warning letter from the FDA or any other Governmental Authority regarding inappropriate advertising or marketing of any Product or any written notice of any actual or potential violation of Law, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(f) The Regulatory Fees were timely paid by Seller prior to the Closing Date with respect to the Products for the federal fiscal year ending September 30, 2013.

(g) Since March 31, 2012, there have been no material audits, inspections or, to the Seller's Knowledge, investigations of records by a Governmental Authority (other than in respect of Taxes) relating to the Purchased Assets.

5.15 Broker. A broker, finder or investment banker is entitled to a brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller. Seller is responsible for any such fee or commission set forth in this subsection 5.15.

Article VI.
Representations and Warranties of Purchaser

Purchaser represents and warrants to Seller as follows:

6.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.

6.2 Authority; Binding Effect. Purchaser has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements and the performance by Purchaser of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action on the part of Purchaser.

6.3 Validity of Stock. The Closing Stock shares will, upon issue and delivery, be validly issued as fully paid and non-assessable.

6.4 Public Filings. The Purchaser has filed all forms, reports, documents and information required to be filed by it, whether pursuant to applicable securities laws or otherwise, with the applicable securities regulatory authorities (the "**Disclosure Documents**"). As of the time the Disclosure Documents were filed with the applicable securities regulators and on EDGAR (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Disclosure Documents complied in all material respects with the requirements of the applicable securities laws; and (ii) none of the Disclosure Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.5 Financial Statements. The financial statements of the Purchaser contained in the Disclosure Documents: (i) complied as to form in all material respects with the published rules and regulations under the applicable securities laws; (ii) were reported in accordance with US generally accepted accounting principles; and (iii) present fairly the financial position of the Purchaser as of the respective dates thereof and the results of operations of the Issuer for the periods covered thereby.

6.6 Other Facts. There is no fact required to be disclosed pursuant to the 1934 Act regarding the affairs of the Issuer that has not been generally disclosed to the public.

6.7 Enforceability. This Agreement constitutes a binding and enforceable obligation of the Purchaser, enforceable in accordance with its terms.

6.8 Non-Contravention. The execution and delivery of, and the performance of the actions contemplated by this Agreement and each Ancillary Agreement by Purchaser will not violate any applicable Law.

6.9 Governmental Authorization. Purchaser has obtained all Governmental Authorizations required by or with respect to Purchaser in connection with the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby and thereby.

6.10 Condition of the Purchased Assets. Purchaser is knowledgeable about the industry in which Seller conducts its business with respect to the Products. Purchaser acknowledges and agrees that (i) it is purchasing the Purchased Assets and assuming the Assumed Liabilities based on the results of its own independent investigations and the representations and warranties of Seller expressly set forth in this Agreement, and not on any representation or warranty of Seller or any of its Representatives not expressly set forth in this Agreement and (ii) except as otherwise set forth in this Agreement, the Purchased Assets are sold "as is, where is" and Purchaser accepts the Purchased Assets in the condition they are in and at the place where they are located on the Closing, subject to the terms and conditions hereof. In light of these investigations and the representations and warranties expressly made to Purchaser by Seller herein, Purchaser is relinquishing any right to any claim based on any representations and warranties other than those expressly set forth in this Agreement. Any claims Purchaser may have for breach of representation or warranty shall be based solely on the representations and warranties of Seller expressly set forth in this Agreement. ALL WARRANTIES OF

MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, AND ALL OTHER WARRANTIES ARISING UNDER THE UNIFORM COMMERCIAL CODE (OR SIMILAR APPLICABLE FOREIGN LAWS), ARE HEREBY WAIVED BY PURCHASER.

6.11 Satisfaction of The Installment Purchase Payments. Purchaser has the business plan and assets necessary to meet the payment obligations due and owing as set forth in Section 2.5.

6.12 Broker. A broker, finder or investment banker is entitled to a brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser. Purchaser is responsible for any such fee or commission set forth in this subsection 6.12.

Article VII.
Piggyback Rights

7.1 If the Purchaser at any time proposes to file a registration statement, whether for its own account or for the account of other security holders or both, on each such occasion it shall give written notice (the "**Piggyback Notice**") to Seller of its intention to do so not less than 30 days prior to the initial filing. Upon the written request of Seller, received by the Purchaser within 15 days after the date of the Piggyback Notice, the Purchaser shall use its best efforts to cause all or any portion of the Closing Stock shares requested to be registered and/or qualified by Seller to be included in the registration statement proposed to be filed by the Purchaser, all to the extent necessary to permit the sale or other disposition by Seller of such Closing Stock shares.

7.2 In the event that any registration and/or qualification pursuant to this Article VII shall be, in whole or in part, an underwritten public offering of Common Stock of the Purchaser, the Purchaser shall so advise Seller as part of the Piggyback Notice given pursuant to Article VII. In such event, the right of Seller to include its Closing Stock shares in the registration statement pursuant to this Article VII shall be conditioned upon such Seller's participation in such underwriting on the terms provided herein. Seller shall (together with the Purchaser and any officers, directors, or other security holders distributing their securities through such underwriting), enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Purchaser. The number of Closing Stock shares to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall deliver written notice to Seller that such inclusion would adversely affect the number, marketing or the price of the securities to be sold by the Purchaser therein; provided that no Closing Stock shares requested to be registered or qualified under this Article VII will be excluded from such underwriting, registration and/or qualification unless all other securities (other than Common Stock of the Purchaser to be issued and sold for the account of the Purchaser) are first excluded and provided further that in no event shall the number of Closing Stock shares be reduced to below 33% of the total number of securities to be included in such registration and/or qualification and underwriting.

7.3 Notwithstanding the foregoing provisions, the Purchaser may withdraw any registration statement referred to in this Article VII without incurring any liability to Seller.

Seller may elect to withdraw from such underwriting by written notice to the Purchaser and the underwriter, delivered at least 10 business days prior to the effective date of the registration statement, without thereby incurring any liability to the Purchaser. Any Closing Stock shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration and/or qualification.

Article VIII.
Covenants

8.1 SEC Filings. The Purchaser will provide the Seller, at the Purchaser's expense, such legal opinions and other such documentation as is necessary to effect the resale of the Closing Stock shares in compliance with Rule 144 of the *Securities Act of 1933* (the "**1933 Act**"). The Purchaser will:

(a) include "Form 10 information" (as defined in Rule 144(i)) reflecting that it is no longer a shell company in a Current Report on Form 8-K, which will be filed within 4 business days of the Closing Date; and

(b) for a period of two years from the Closing Date, be subject to the reporting requirements of Section 13 or 15(d) of the *Securities Exchange Act of 1934* (the "**1934 Act**") and file all reports and other materials required to be filed by Section 13 or 15(d) of the 1934 Act, as applicable, other than Current Reports on Form 8-K reports.

The Purchaser will provide such further documents, do or cause to be done all such further acts and things as is reasonably necessary to allow the Seller to resell the Closing Stock shares in accordance with applicable laws.

8.2 Information and Documents.

(a) For up to three (3) months after the Closing Date, and upon reasonable advance notice in writing and to the extent permitted by applicable Law, Seller shall permit Purchaser and its Representatives to have reasonable access, during normal business hours, to the properties, assets, agreements, Books and Records and personnel of Seller relating to the Purchased Assets as may reasonably be requested by Purchaser.

(b) Purchaser and Seller will retain all Books and Records pertinent to the Purchased Assets relating to Tax matters until the expiration of the applicable period for assessment under applicable Laws (giving effect to any and all extensions or waivers), and, if relating to other than Tax matters, for the period specified under such retaining Party's document retention policy or, if longer, the longest period specified under applicable Laws.

8.3 Trade Notification. Seller and Purchaser shall consult with each other on the timing, method, form and content of notifications to customers and suppliers of the transactions contemplated by this Agreement, and shall consider in good faith any comments or proposed changes received from the other.

8.4 Use of Seller Names. Seller hereby grants Purchaser the non-exclusive right and license to use the Seller Names solely to the extent necessary to allow Purchaser to market, distribute and sell the Products, utilizing the labels and packaging and coupons included in the Purchased Assets bearing such Seller Names. Such right and license shall extend after the Closing Date until such a date when the Inventory is exhausted.

8.5 Further Assurances. Following the Closing and, for no further consideration, each of the Parties shall, and shall cause its Affiliates to, execute, acknowledge and deliver such assignments, transfers, consents, assumptions and other documents and instruments and take such other commercially reasonable actions as may reasonably be requested to assign, convey or transfer to or vest in Purchaser and its designated Affiliates the Purchased Assets and the Assumed Liabilities contemplated by this Agreement to be transferred or assumed.

8.6 Assistance in Collecting Certain Amounts. From and after the Closing Date, Purchaser shall remit promptly to Seller any payments or other sums received by Purchaser that relate to any sales, shipments or other matters occurring before the Closing Date or that otherwise are properly for Seller's account.

8.7 Bulk Transfer Laws. Purchaser acknowledges that Seller and its Affiliates have not taken, and do not intend to take, any action required to comply with any applicable bulk sale or bulk transfer Laws or similar Laws and hereby waives compliance therewith. Seller acknowledges that Purchaser and its Affiliates have not taken, and do not intend to take, any action required to comply with any applicable bulk sale or bulk transfer Laws or similar Laws and hereby waives compliance therewith.

Article IX.
Indemnification

9.1 Indemnification by Seller. Subject to the provisions of this Article IX, Seller will defend, indemnify and hold harmless Purchaser, its successors and assigns (each a "**Purchaser Indemnified Party**"), from and against any and all penalties, assessments, fines, fees, suits, actions, causes of action, judgments, Taxes, awards and Liabilities, including reasonable attorneys' fees (collectively, "**Losses**") arising from or relating to the following:

(a) any Retained Liability as defined in section 2.4 of this Agreement;

(b) any breach by Seller of any of its covenants or agreements contained in this Agreement; and

(c) any breach of any representation or warranty of Seller contained in this Agreement.

9.2 Indemnification by Purchaser. Subject to the provisions of this Article IX, Purchaser agrees to defend, indemnify and hold harmless Seller, its successors and assigns (each a "**Seller Indemnified Party**"), from and against any and all Losses arising from or relating to the following:

(a) any Assumed Liability as defined in section 2.3 of this Agreement;

(b) any breach by Purchaser of any of its covenants or agreements contained in this Agreement; or

(c) any breach of any representation or warranty of Purchaser contained in this Agreement.

9.3 Notice of Claims. If any of the Persons to be indemnified under this Article IX (the "**Indemnified Party**") has suffered or incurred any Loss, the Indemnified Party shall so notify the Party from whom indemnification is sought (the "**Indemnifying Party**") promptly in writing, describing such Loss, the amount or estimated amount thereof, if known or reasonably capable of estimation, and the method of computation of such Loss, all with reasonable particularity and containing a reference to the provisions of this Agreement or any other agreement, instrument or certificate delivered pursuant hereto in respect of which such Loss shall have occurred. If any claim, action, suit or proceeding (in equity or at law) is instituted by a third party with respect to which the Indemnified Party intends to claim any Loss under this Article IX (a "**Third-Party Claim**"), the Indemnified Party shall promptly notify the Indemnifying Party of such claim, action, suit or proceeding and offer to tender to the Indemnifying Party the defense of such claim, action, suit or proceeding. A failure by the Indemnified Party to give notice and to offer to tender the defense of any claim, action, suit or proceeding in a timely manner pursuant to this Section 9.3 shall not limit the obligation of the Indemnifying Party under this Article IX, except to the extent such Indemnifying Party is actually prejudiced thereby.

9.4 Third-Party Claims.

(a) If an Indemnified Party gives notice pursuant to Section 9.3 of the assertion of a Third-Party Claim, the Indemnifying Party shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless the Indemnifying Party is also a Person against whom the Third-Party Claim is made and the Indemnified Party determines in good faith upon advice of outside counsel that joint representation would be inappropriate), to assume the defense of such Third-Party Claim with counsel of its choice. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Third-Party Claim, the Indemnifying Party shall not, so long as it diligently conducts such defense, be liable to the Indemnified Party under this Article IX for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Party in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Party assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, (ii) no compromise or settlement of such Third-Party Claim may be effected by the Indemnified Party without the Indemnifying Party's consent, (iii) no compromise or settlement of such Third-Party Claim may be effected by the Indemnifying Party without the Indemnified Party's consent unless (A) there is no finding or admission that the Indemnified Party violated any Law or any rights of any Person and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (C) the Indemnified Party shall have no liability with respect to any compromise or settlement of such Third-Party

Claims effected without its consent. If notice is given to an Indemnifying Party of the assertion of any Third-Party Claim and the Indemnifying Party does not, within twenty (20) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such Third-Party Claim, the Indemnifying Party will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Party.

(b) The Indemnifying Party shall permit the Indemnified Party to participate in, but not control, the defense of any such Third-Party Claim through counsel chosen by the Indemnified Party; provided, that the fees and expenses of such counsel shall be borne by the Indemnified Party.

(c) With respect to any Third-Party Claim subject to indemnification under this Article IX, (i) each of the Indemnified Party and the Indemnifying Party, as the case may be, shall keep the other fully informed in all material respects of the status of such Third-Party Claim and any related proceedings at all stages thereof where such Person is not represented by its own counsel, and (ii) the parties agree to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other to defend any Third-Party Claim.

9.5 Survival. The representations and warranties contained herein shall survive for eighteen (18) months following the Closing Date. Any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the Indemnified Party to the Indemnifying Party on or prior to the first anniversary of the Closing Date shall survive until finally resolved.

9.6 Limitations on Indemnification of Purchaser Indemnified Parties.

(a) An Indemnified Party shall not be entitled to indemnification under Section 9.1(c), (i) for any individual item or series of related items where the Loss relating thereto is less than $25,000 (the "**De Minimis Limitation**") and (ii) in respect of each individual item or series of related items where the Loss relating thereto is equal to or greater than the De Minimis Limitation, unless the aggregate amount of all such Losses exceeds an amount equal to $100,000 (the "**Deductible**"), in which event Seller shall be required to pay only the amount of such Losses that exceed the Deductible.

(b) The Purchaser Indemnified Parties shall have no right to recover any amounts under Section 9.1(c) in excess of $500,000 (the "**Cap**"), unless the breach of representation or warranty for which such indemnity is sought results in the inability of Purchaser to assume and practice the rights of Licensee under the License and Option Agreement (a "**Fundamental Breach**"). In the event that the Purchaser seeks indemnity for a Fundamental Breach, the Cap shall be increased to $1,000,000 (one million U.S. dollars).

9.7 Losses Net of Insurance. The amount of any Loss for which indemnification is provided under Section 9.1 or Section 9.2 shall be net of (i) any amounts actually recovered by the Indemnified Party pursuant to any indemnification by or indemnification agreement with any third party, any tax benefits actually realized relating to the

Purchased Assets (including the utilization of a Tax loss or Tax credit carried forward) by the Indemnified Party and (ii) any insurance proceeds actually received as an offset against such Loss, in each case, after deducting any related costs and expenses, including the aggregate cost of pursuing any related insurance claims and any related increases in insurance premiums or other chargebacks.

9.8 Right of Setoff. Upon notice specifying in reasonable detail the basis therefor, either Purchaser or Seller may set off any amounts due or payable pursuant to this Article IX against amounts otherwise due or payable under this Agreement. The exercise of such right of setoff by Purchaser or Seller in good faith, whether or not ultimately determined to be justified, will not constitute an event of default hereunder.

9.9 Sole Remedy. Subject to Section 11.10, each Party acknowledges and agrees that the remedies provided for in this Article IX shall be its sole and exclusive remedy with respect to the subject matter of this Agreement. Notwithstanding anything to the contrary contained in the foregoing, nothing herein shall (a) limit the liability of any Party for knowing and intentional fraud or willful misconduct or (b) prevent or restrict any Person who is a party to any Ancillary Agreement from obtaining monetary damages or any other legal or equitable relief in connection with the breach of such agreement.

9.10 Indemnity Payments. In the event that any Party agrees to or is determined to have an obligation to reimburse the other Party for Losses as provided in this Article IX, the Indemnifying Party shall promptly pay such amount to the Indemnified Party in U.S. dollars via wire transfer of immediately available funds to the accounts specified in writing by the Indemnified Party. All payments made pursuant to this Article IX shall be treated for Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable Law.

9.11 No Consequential Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NO PARTY TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO THE OTHER PARTY OR ANY AFFILIATE OF THE OTHER PARTY FOR LOST REVENUES OR PROFITS OR INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE PERFORMANCE OR BREACH HEREOF OR THEREOF OR ANY LIABILITY RETAINED OR ASSUMED HEREUNDER OR THEREUNDER, EXCEPT TO THE EXTENT THAT SUCH DAMAGES WERE ACTUALLY PAID TO A THIRD PARTY PURSUANT TO A THIRD PARTY CLAIM.

Article X.
Product Returns, Rebates and Chargebacks

10.1 NDC Numbers. Purchaser shall use commercially reasonable efforts to establish its own National Drug Code ("**NDC**") numbers with respect to the Products as soon as practicable after the Closing. Purchaser shall begin to use the new NDC numbers for the Products as soon as practicable after receiving them.

10.2 Product Returns.

(a) Purchaser shall, or shall cause all of its distributors to, process and be financially responsible for all returns of Products made after the Closing Date. To be clear, Purchaser shall not be responsible for any product liability related to or arising out of the distribution of Product prior to the Closing Date.

(b) For any Product that is returned to Seller, Seller will promptly seek Buyer's instructions for disposition, at Buyer's expense, of such returned Product, and if such instructions are not received within thirty (30) days, Seller will destroy, or cause to be destroyed, all such Product and will provide Purchaser a report of such Product returned, including documentation sufficient to determine any appropriate customer reimbursement or credit and Seller's invoice and reasonable documentation regarding any out-of-pockets costs for such destruction. Any reimbursement or credit shall be processed according to Purchaser's then-current returned goods policy. Purchaser shall reimburse Seller for any out-of-pockets costs for destruction of returned Product within thirty (30) days of receipt of Seller's invoice therefor.

10.3 Government Rebates. Responsibility for rebates pursuant to any government rebate programs with respect to government claims for Products ("**Government Rebates**") shall be allocated between Seller and Purchaser as follows:

(a) Seller shall be responsible for all Government Rebates with respect to Products dispensed to patients on or prior to the Closing Date.

(b) Purchaser shall be responsible for all Government Rebates with respect to Products dispensed to patients beginning on the day following the Closing Date.

(c) Purchaser shall have the right to request through Seller any claims level data (dispense date) contained in any report from a state rebate program which shall be used for purposes of determining the date of such claim or for state rebate dispute purposes. In the event Purchaser determines an invoice or claim for a Government Rebate should be disputed, Seller shall cooperate with Purchaser to dispute such claim or invoice.

(d) To the extent that information related to Government Rebates is received with respect to the calendar quarter that includes the Closing Date, and such information does not include a dispense date, (i) Seller shall be responsible for the amount of such Government Rebates which shall be equal to the product of (x) a fraction, the numerator of which is the number of days in the period beginning the first day of such calendar quarter and ending on the Closing Date, and the denominator of which is the number of days in such calendar quarter, and (y) the amount of the Government Rebate and (ii) Purchaser shall be responsible for the amount

of such Government Rebates which shall be equal to the product of (x) one (1) minus the fraction determined pursuant to clause (i)(x) above and (y) the amount of the Government Rebate.

10.4 Commercial Rebates. Responsibility for commercial rebates with respect to Products ("**Commercial Rebates**"), including but not limited to coupons, shall be allocated between Seller and Purchaser as follows:

(a) Seller shall be responsible for all Commercial Rebates with respect to Products dispensed to patients on or prior to the Closing Date.

(b) Purchaser shall be responsible for all Commercial Rebates with respect to Products dispensed to patients beginning on the date following the Closing Date.

(c) To the extent that information related to Commercial Rebates is received with respect to the calendar quarter that includes the Closing Date, and such information does not include a dispense date, (i) Seller shall be responsible for the amount of such Commercial Rebates which shall be equal to the product of (x) a fraction, the numerator of which is the number of days in the period beginning the first day of such calendar quarter and ending on the Closing Date, and the denominator of which is the number of days in such calendar quarter, and (y) the amount of the Commercial Rebate and (ii) Purchaser shall be responsible for the amount of such Commercial Rebates which shall be equal to the product of (x) one (1) minus the fraction determined pursuant to clause (i)(x) above and (y) the amount of the Commercial Rebate.

10.5 Chargeback Claims. Seller shall be financially and legally responsible for all chargeback claims ("**Chargeback Claims**") related to Products sold by each wholesale and account-level customer (including hospitals, health systems and integrated delivery networks), as evidenced in the invoice date within the Chargeback Claims, prior to the Closing Date. Purchaser shall process and be financially and legally responsible for all Chargeback Claims related to Products sold by each wholesale and account-level customer (including hospitals, health systems and integrated delivery networks) on or after the Closing Date. The date on which Products shall be deemed to have been sold pursuant to the preceding sentence shall be the date on which it was shipped by the applicable wholesaler. Notwithstanding the foregoing, the Parties acknowledge that the VA National Acquisition Center must approve the removal of Products from Seller's Federal Supply Schedule before the responsibility of processing such claims is transferred from Seller to Purchaser. Until such approval is obtained, Seller shall continue to be responsible for processing the Federal Supply Schedule Chargeback Claims on Purchaser's behalf, and Purchaser shall reimburse Seller for same. Purchaser and Seller agree that (A) Seller's financial liability for the Chargeback Claims shall be limited to those commercial customers with which Seller has chargeback obligations as of the Closing Date, and (B) any such chargebacks issued by Seller shall be made in accordance with terms and conditions of Seller's obligations as of the Closing Date with respect to each customer and shall be solely based on the terms and conditions of Seller's agreements with the respective customer, as such terms and conditions existed as of the Closing Date. Seller shall utilize records from third party rebate administrators to demonstrate which chargebacks relate to Products sold by a wholesaler or distributor, as evidenced in the invoice date within the Chargeback Claims, prior to the Closing Date for purposes of determining Seller's obligation.

10.6 Misdirected Claims.

(a) If Purchaser or Seller (the "**Non-Responsible Party**") receives an invoice with respect to a Government Rebate, a Commercial Rebate or a Chargeback Claim that is the responsibility of the other Party (the "**Responsible Party**"), such Non-Responsible Party shall promptly provide a copy of such invoice to the Responsible Party and such Responsible Party shall have fifteen (15) days following receipt of such invoice to notify the Non-Responsible Party that it intends to dispute such invoice. If the Responsible Party does not so notify the Non-Responsible Party within such fifteen (15) day period, such Non-Responsible Party shall be permitted to remit payment in respect of such invoice on the Responsible Party's behalf and the Responsible Party shall reimburse the Non-Responsible Party for such payment. If the Responsible Party provides such notice to the Non-Responsible Party within such fifteen (15) day period then the Responsible Party shall promptly initiate a dispute of such invoice at its sole cost and expense and shall be liable for all reasonable costs and expenses (including reasonable attorney fees) of the Non-Responsible Party required to prosecute the disputed invoice. In the event that an invoice is disputed under this Section by the Responsible Party, the Non-Responsible Party shall not remit payment in respect of such invoice without the Responsible Party's prior written consent; provided, however, that any late fees, interest or other penalties that are ultimately owing due to delayed payment on such invoice shall be satisfied by the Responsible Party; and provided further that notwithstanding the foregoing, the Non-Responsible Party may, in its sole discretion, pay any such disputed invoice without the consent of the Responsible Party, but in such case the Non-Responsible Party shall be entitled to reimbursement by the Responsible Party only with respect to amounts if any, that are finally owing following settlement of the related dispute.

(b) To the extent that a Non-Responsible Party remits a payment payable by the Responsible Party, the Responsible Party shall reimburse the Non-Responsible Party on or before the date that is thirty (30) days following receipt of such invoices from such Non-Responsible Party; provided, however, that such invoices describe in reasonable detail the payments made by such Non-Responsible Party.

10.7 Reporting.

(a) Each Party shall use its commercially reasonable efforts to (A) file all necessary documentation with Governmental Authorities required as a result of the transactions contemplated by this Agreement (including any necessary documentation with Medicaid, Medicare Part D, PHS 340B, TriCare and VA/DOD) and (B) reasonably assist the other Party in implementing the allocation of liability and financial and legal responsibility set forth in this Agreement.

(b) With respect to the reporting of Average Manufacturer Price (as defined in the Social Security Act, 42 U.S.C. §1396r-8(k)) and Best Price (as defined in the Social Security Act, 42 U.S.C. § 1396r-8(c)(1)(C)), or other data or information regarding sales, timing and pricing, for the Products as required by the applicable Governmental Authority, each Party will in a timely manner provide to the other Party any information required to comply with its reporting requirements as determined by the other Party in its reasonable discretion. Each Party warrants that all information provided to the other Party pursuant to this Section will be complete

and accurate in all material respects and that the other Party may rely upon such information in fulfilling its regulatory reporting obligations. The Parties agree to cooperate with each other to correct in a timely manner any inaccuracies and deficiencies in such information identified by either Party. Each Party shall treat the information provided to such Party from the other Party under this Section as confidential information of the other Party and agrees that such disclosure is solely for the purpose of enabling such Party to comply with its regulatory reporting obligations. Each Party agrees to use commercially reasonable efforts to limit access to such information by its employees and advisers to those who are responsible for reporting such information or otherwise have a need to know in connection with such purpose and expressly shall use its reasonable efforts to not allow access to such information to any personnel responsible for the marketing or the setting of prices for the applicable Products.

Article XI.
Miscellaneous

11.1 Notices. Notices or other communications required or permitted hereunder shall be deemed to have been sufficiently given (a) four (4) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid; (b) when sent, if sent by facsimile transmission; (c) when delivered, if delivered personally to the intended recipient; and (d) one (1) Business Day following deposit with an overnight courier service, in each case addressed as follows:

to Seller:

Merus Labs International Inc.
Suite 2110, PO Box 151
Toronto, ON, Canada M5K 1H1
Attention: Mr. Andrew Patient, CFO

to Purchaser:

Okana Ventures, Inc.
101 Convention Center Dr. Ste 700
Las Vegas, Nevada, NV89109
Attention: Mr. Richard Azani, PhD

11.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by Purchaser and Seller and (b) in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11.3 Assignment. No Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties, except that each Party may, without any other Party's consent, assign its rights or obligations to an Affiliate; provided, however, that no such assignment by any Party shall relieve such Party of any of its obligations hereunder.

11.4 Entire Agreement. This Agreement, together with the Ancillary Agreements, contains the entire agreement among the Parties with respect to the subject matters hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidential Disclosure Agreement, which shall remain in full force and effect for the term provided for therein.

11.5 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

11.6 Public Disclosure. Any press releases announcing the execution of this Agreement or the consummation of the transactions contemplated hereby shall be issued in such form as agreed upon by Seller.

11.7 Expenses. Except as otherwise provided in this Agreement, whether or not the Closing takes place, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

11.8 Governing Law; Jurisdiction; No Jury Trial.

(a) The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the Laws of the State of New York, without regard to the choice of Law principles thereof.

(b) Each Party consents to the exclusive jurisdiction of the Federal and State courts located in New York, New York for any action to compel arbitration, in aid of arbitration or to maintain the status quo or prevent irreparable harm prior to the appointment of the Arbitrator, and to the non-exclusive jurisdiction of such courts for enforcement of any arbitral award rendered in accordance with Section 11.8 herein. Each of the Parties (i) consents to the jurisdiction of each such court in any such suit, action or proceeding, (ii) waives any objection that it may have to the laying of venue in any such suit, action or proceeding in any such court and (iii) agrees that service of any court paper may be made in such manner as may be provided under applicable Laws or court rules governing service of process as well as in the manner provided for the giving of notices in Section 11.1.

(c) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY SUCH ACTION PERMITTED HEREUNDER.

11.9 Arbitration; Mediation.

(a) Any dispute, controversy or claim involving any Party or its Affiliates arising out of or relating to this Agreement or any Ancillary Agreements (a "**Dispute**"), shall first

be submitted to a senior business person of each of Purchaser and Seller, each with authority to resolve the Dispute. If such Persons cannot resolve the Dispute within thirty (30) days after notice of a Dispute, either Party may submit such Dispute to nonbinding mediation in accordance with the Commercial Mediation Procedures of the American Arbitration Association ("**AAA**"). Such mediation shall be attended on behalf of each Party by a senior business person with authority to resolve the Dispute. Any period of limitations that would otherwise expire between the initiation of a mediation and its conclusion shall be extended until twenty (20) days after the conclusion of the mediation. The costs of mediation shall be shared equally by the parties to the mediation.

(b) Any Dispute that cannot be resolved for any reason by mediation within sixty (60) days of notice by one Party to the other of the existence of a Dispute (unless the Parties agree in writing to extend that period) shall be finally resolved by arbitration in accordance with the Commercial Arbitration Rules of the AAA ("**AAA Rules**") and the Federal Arbitration Act, 9 U.S.C. §1 et seq. The arbitration shall be conducted in New York City, New York. There shall be a panel of three (3) arbitrators (hereinafter "**the Panel**") appointed in accordance with the following. Each party will select one independent, impartial and conflicts-free neutral, and those two neutrals will select a third independent, impartial and conflicts-free neutral. None of the neutrals selected for the Panel may be current or former employees, officers, or directors of each party, its subsidiaries or Affiliates. The arbitration shall be conducted over the course of consecutive business days and weeks.

(c) The Panel shall decide the Dispute in accordance with the substantive law of New York. THE PANEL SHALL NOT AWARD EITHER PARTY NON-COMPENSATORY, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, UNLESS SUCH PARTY IS SEEKING SUCH TYPE OF DAMAGES ON THE BASIS THAT IT WAS REQUIRED TO PAY SUCH TYPE OF DAMAGES TO A THIRD PARTY. The award of the Panel may be entered in any court of competent jurisdiction.

(d) The costs of the arbitration including the fees and expenses of the Panel and reasonable attorneys' fees and expenses shall be borne by the non-prevailing Party and awarded by the Panel in the award. In determining the reasonableness of the attorneys fees the Panel shall take into account all relevant facts and circumstances, including but not limited to the amount of damages sought and the amount of the award.

11.10 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, upon such Party.

11.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable document format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the

Parties and may be used in lieu of the original Agreement or amendment for all purposes. Signatures of the Parties transmitted by facsimile or by email transmission in portable document format, or similar format, shall be deemed to be original signatures for all purposes.

11.12 Headings. The heading and section references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

11.13 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any term or other provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid, illegal or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

11.14 Currency. All monies set forth in this Agreement are to be properly paid in United States currency.

IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date listed below.

Purchaser:

Date: Aug 23, 2013

By ______________________
Name: Richard Azani
Title: President

Seller:

Date:

By ______________________
Name:
Title:

IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date listed below.

Purchaser:

Date:

By ____________________________
Name:
Title:

Seller:

Date: August 23, 2013

By [signature]
Name: Elie Farah
Title: CEO

SCHEDULES TO MERUS APA

Schedule 1

Assumed Contracts

- License and Option Agreement effective 10/22/2002 by and between Genesoft Pharmaceuticals, Inc. ("Genesoft") and LG Life Sciences, Ltd. ("LG"), as amended by:
    - Amendment No. 1 effective 11/21/2002 by and between Genesoft and LG;
    - Amendment No. 2 effective 12/06/2002 by and between GeneSoft and LG;
    - Amendment No. 3 effective 10/16/2003 by and between Genesoft and LG;

  [In 2004, Oscient Pharmaceuticals Corporation ("Oscient") succeeded to the interest of Genesoft in the License and Option Agreement.]
    - Amendment No. 4 effective 03/31/2005 by and between Oscient and LG;
    - Amendment No. 5 effective 02/03/2006 by and between Oscient and LG;
    - Amendment No. 6 effective 02/03/2006 by and between Oscient and LG;
    - Amendment No. 7 effective 12/27/2006 by and between Oscient and LG; and
    - Binding Term Sheet effective 09/02/2009 by and between LG and Cornerstone Biopharma, Inc. ("Cornerstone"), assented to by Oscient.

[In 2009, Oscient filed a Chapter 11 petition and entered into an Asset Purchase Agreement with Cornerstone contemplating the purchase by Cornerstone from Oscient of the License and substantially all of the assets of Oscient related to Factive while assuming only certain specified related liabilities of Oscient, to which LG filed an objection. LG agreed to withdraw the objection with prejudice on the terms of the Binding Term Sheet above, to which Oscient assented.]

- Sublicensing and Distribution Agreement dated 02/06/2006 between Oscient and Pfizer, S.A. De C.V. ("Pfizer Mexico"), as amended by Letter Agreement dated 03/15/2006.

- Manufacturing Services Agreement effective 01/16/2013 by and between Patheon Pharmaceuticals Inc. ("Patheon") and Merus Labs International Inc., as to the rights and obligations of Merus Labs International Inc., thereunder regarding the product Factive.

- Safety Data Exchange Agreement effective 11/15/2010 by and between LG and Cornerstone Therapeutics Inc. "CRTX".

- Safety Data Exchange Agreement by and between CRTX and Pfizer Mexico fully executed 02/20/2012.

- Patient Assistance Rx Services Agreement effective 08/07/2008 by and between Cornerstone Biopharma Holdings, Inc. ("Holdings") and its parent, CRTX, and NDC Health Corporation d/b/a RelayHealth, as amended by SOWs effective 04/15/2010, and 01/05/2012.

- Coupon Program Agreement effective 03/01/2012 by and between MediMedia LLC and ECG Holdings Inc.

- Master Support Services Agreement (Re: Distribution of Pharmaceuticals in the USA) effective February 11, 2013 by and between Methapharm Inc. and Merus Labs International Inc.

- Master Support Services Agreement (Re: Provision of Regulatory Support Services for US Activities) effective February 11, 2013 by and between Methapharm Inc. and Merus Labs International Inc.

- Statement of Work effective June 6, 2012 by and between XL Group Inc. and Merus Labs International Inc.

SCHEDULES TO MERUS APA

Schedule 2

Inventory

FACTIVE FINISHED GOODS INVENTORY

NDC #	Lot #	Description	Qty	Exp. Date	Unit Cost	Ext. Cost
1012232105	3088877	FACTIVE 5 TABLETS 320MG 5CT	52,008	31-Mar-15	$ 5.27	$ 274,082.16
1012232105	3092184	FACTIVE 5 TABLETS 320MG 5CT	4,437	31-Mar-15	$ 5.27	$ 23,382.99
			56,445			**$ 297,465.15**
1012232107	3088878	FACTIVE 7 TABLETS 320MG 7CT	7,039	31-Mar-15	$ 7.41	$ 52,158.99
1012232107	3092183	FACTIVE 7 TABLETS 320MG 7CT	6,105	31-Mar-15	$ 7.41	$ 45,238.05
			13,144			**$ 97,397.04**
						$ 394,862.19

FACTIVE API INVENTORY

NDC #	Lot #	Description	UofM	Qty	Exp. Date	Unit Cost	Ext. Cost
320-00	QUB10005	Gemifloxacin	Kg	2.52	31-Mar-14	$ 1,800.00	$ 4,537.80
320-00	QUB10010	Gemifloxacin	Kg	247.30	8-Jul-14	$ 1,800.00	$ 445,136.40
							$ 844,536.39

SCHEDULES TO MERUS APA

Schedule 3

Allocation of Purchase Price

Factive Inventory	600,000
Intellectual Property – Factive Patents	800,000
Intellectual Property – Factive Trademarks	2,000,000
Total	3,400,000

SCHEDULES TO MERUS APA

Schedule 4

FACTIVE Provisional Coupon Prefund Balance

Deposits Vouchers Factive

RelayHealth - Factive Voucher Program	**$**	**75,262.46**
MediMedia - Deposit for Factive Voucher Program	**$**	**31,471.76**

SCHEDULES TO MERUS APA

Schedule 5

Regulatory Fees

FDA Fees

10/01/12 - 09/30/13

Description	Type of Fee	Annual Amount	Days Remaining August 23 through September 30, 2013	Pro-rated Amount Due at Closing
Factive - Patheon	Product Fee	$ 98,380.00	38 days/366 days	$ 10,214.32
Factive - Patheon	Establishment Fee	$ 11,616.70	38 days/366 days	$ 1,206.11
Totals - Factive		**$ 109,996.70**		**$ 11,420.42**

Establishment Fee: Assessed annually by the FDA for each prescription drug establishment listed in the approved human drug application as an establishment that manufactures the prescription drug product. If more than one applicant lists an establishment fee for the fiscal year it is divided equally among the applicants whose prescription drug products are manufactured at the establishment.

Product Fee: Assessed annually by the FDA for each approved New Drug Application dosage.

Note: These fees are invoiced annually by the FDA in September FY OCT-SEP.

EXHIBITS TO MERUS APA

Exhibit A

Products

10122-0321-05 Factive® (gemifloxacin mesylate) Tablets 320mg 5 Tablet in 1 Blister Pack

10122-0321-07 Factive® (gemifloxacin mesylate) Tablets 320mg 7 Tablet in 1 Blister Pack

10122-0321-01 Factive® (gemifloxacin mesylate) Tablets 320mg 1 Tablet in 1 Blister Pack

EXHIBITS TO MERUS APA

Exhibit B

Assignment and Assumption Agreement - Patheon

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, entered into on August 23, 2013 by Merus Labs International, Inc., (the "Seller") and Okana Ventures, Inc., 101 Convention Center Dr. Ste 700, Las Vegas, Nevada, NV89109 ("Purchaser").

WITNESSETH

WHEREAS, the Purchaser and the Seller are parties to that certain Asset Purchase Agreement dated August 23, 2013 by and between Purchaser and Seller (the "Agreement").

WHEREAS, pursuant to the Agreement, the Seller agreed to assign and the Purchaser agreed to assume certain contracts of the Seller, including:

- All the rights and obligations relating to the Factive ® product family under that Manufacturing Services Agreement effective 01/16/2013 by and between Patheon Pharmaceuticals Inc. ("Patheon") and Merus Labs International Inc. (the "Transferred Rights and Obligations under the Transferred Contract").

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller hereby agree as follows:

Article I. Effective from and after the Closing, the Seller hereby assigns to the Purchaser, free and clear of all Liens, the Transferred Rights under the Transferred Contract.

Article II. Effective from and after the Closing, the Purchaser hereby assumes the Transferred Obligations under the Transferred Contract.

Article III. This Assignment and Assumption Agreement shall be construed and enforced in accordance with applicable federal law and the laws (other than the conflict of law rules) of the State of New York.

Article IV. In the event that any provision of this Assignment and Assumption Agreement is construed to conflict with a provision of the Agreement, the provision in the Agreement shall be deemed controlling.

Article V. Purchaser acknowledges that under the Transferred Rights under the Transferred Contract, a partial assignment will be subject to Patheon's cost review of the assigned Products and Patheon may terminate this Agreement or any assigned part thereof, on 12 months' prior written notice to Client and the assignee if good faith discussions do not lead to agreement on amended Manufacturing Service fees within a reasonable time.

Article VI. Purchaser acknowledges and agrees to covenant with Patheon in writing to be bound by the terms of that Manufacturing Services Agreement effective January 16, 2013 by and between Patheon Pharmaceuticals Inc. and Seller with respect to the Transferred Rights and Obligations under the Transferred Contract.

Article VII. This Assignment and Assumption Agreement shall bind and shall inure to the benefit of the respective parties and their assigns, transferees and successors.

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption Agreement as of the date first above written.

MERUS LABS INTERNATIONAL, INC.

By: ______________________
Name: [Elie Farah]
Title: [CEO]

PURCHASER

By: ______________________
Name: [__________]
Title: [__________]

Article VI. Purchaser acknowledges and agrees to covenant with Patheon in writing to be bound by the terms of that Manufacturing Services Agreement effective January 16, 2013 by and between Patheon Pharmaceuticals Inc. and Seller with respect to the Transferred Rights and Obligations under the Transferred Contract.

Article VII. This Assignment and Assumption Agreement shall bind and shall inure to the benefit of the respective parties and their assigns, transferees and successors.

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption Agreement as of the date first above written.

MERUS LABS INTERNATIONAL, INC.

By: ______________________________
Name: [____________]
Title: [____________]

PURCHASER

By: ______________________________
Name: Richard Azani
Title: President

EXHIBITS TO MERUS APA

EXHIBITS TO MERUS APA

Exhibit B

Assignment and Assumption Agreement – Assumed Contracts

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, entered into on August 23, 2013 by Merus Labs International, Inc., (the "Seller") and Okana Ventures, Inc., 101 Convention Center Dr. Ste 700, Las Vegas, Nevada, NV89109 (the "Purchaser").

WITNESSETH

WHEREAS, the Purchaser and the Seller are parties to that certain Asset Purchase Agreement dated August 23, 2013 by and between Purchaser and Seller (the "Agreement").

WHEREAS, pursuant to the Agreement, the Seller agreed to assign and the Purchaser agreed to assume certain contracts of the Seller, including those listed on Schedule 1 attached to this Assignment and Assumption (the "Transferred Contracts").

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller hereby agree as follows:

Article I. Effective from and after the Closing, the Seller hereby assigns to the Purchaser, free and clear of all Liens, the Transferred Contracts except for that Master Support Services Agreement (Re: Distribution of Pharmaceuticals in the USA) effective February 11, 2013 by and between Methapharm Inc. and Merus Labs International Inc. and that Master Support Services Agreement (Re: Provision of Regulatory Support Services for US Activities) effective February 11, 2013 by and between Methapharm Inc. and Merus Labs International Inc.

Article II. Effective from the earlier of August 30, 2013 or the date of receipt by the Food and Drug Administration (FDA) of the letter of FACTIVE distributor transfer, the Seller hereby assigns to the Purchaser, free and clear of all Liens, that Master Support Services Agreement (Re: Distribution of Pharmaceuticals in the USA) effective February 11, 2013 by and between Methapharm Inc. and Merus Labs International Inc. and that Master Support Services Agreement (Re: Provision of Regulatory Support Services for US Activities) effective February 11, 2013 by and between Methapharm Inc. and Merus Labs International Inc.

Article III. Effective from and after the Closing, the Purchaser hereby assumes the Transferred Contracts except for that Master Support Services Agreement (Re: Distribution of Pharmaceuticals in the USA) effective February 11, 2013 by and between Methapharm Inc. and Merus Labs International Inc. and that Master Support Services

Agreement (Re: Provision of Regulatory Support Services for US Activities) effective February 11, 2013 by and between Methapharm Inc. and Merus Labs International Inc.

Article IV. Effective from the earlier of August 30, 2013 or the date of receipt by the Food and Drug Administration (FDA) of the letter of FACTIVE distributor transfer, the Purchaser hereby assumes that Master Support Services Agreement (Re: Distribution of Pharmaceuticals in the USA) effective February 11, 2013 by and between Methapharm Inc. and Merus Labs International Inc. and that Master Support Services Agreement (Re: Provision of Regulatory Support Services for US Activities) effective February 11, 2013 by and between Methapharm Inc. and Merus Labs International Inc.

Article V. This Assignment and Assumption Agreement shall be construed and enforced in accordance with applicable federal law and the laws (other than the conflict of law rules) of the State of New York.

Article VI. In the event that any provision of this Assignment and Assumption Agreement is construed to conflict with a provision of the Agreement, the provision in the Agreement shall be deemed controlling.

Article VII. This Assignment and Assumption Agreement shall bind and shall inure to the benefit of the respective parties and their assigns, transferees and successors.

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption Agreement as of the date first above written.

MERUS LABS INTERNATIONAL, INC.

By: ____________________
Name: [Elie Farah]
Title: [CEO]

PURCHASER

By: ____________________
Name: [__________]
Title: [__________]

Article IV. Effective from the earlier of August 30, 2013 or the date of receipt by the Food and Drug Administration (FDA) of the letter of FACTIVE distributor transfer, the Purchaser hereby assumes that Master Support Services Agreement (Re: Distribution of Pharmaceuticals in the USA) effective February 11, 2013 by and between Methapharm Inc. and Merus Labs International Inc. and that Master Support Services Agreement (Re: Provision of Regulatory Support Services for US Activities) effective February 11, 2013 by and between Methapharm Inc. and Merus Labs International Inc.

Article V. This Assignment and Assumption Agreement shall be construed and enforced in accordance with applicable federal law and the laws (other than the conflict of law rules) of the State of New York.

Article VI. In the event that any provision of this Assignment and Assumption Agreement is construed to conflict with a provision of the Agreement, the provision in the Agreement shall be deemed controlling.

Article VII. This Assignment and Assumption Agreement shall bind and shall inure to the benefit of the respective parties and their assigns, transferees and successors.

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption Agreement as of the date first above written.

MERUS LABS INTERNATIONAL, INC.

By: ______________________
Name: [____________]
Title: [____________]

PURCHASER

By: ______________________
Name: Richard Azani
Title: President

EXHIBITS TO MERUS APA

Exhibit C

Bill of Sale

BILL OF SALE

BILL OF SALE, made, executed and delivered on August 23, 2013, by Merus Labs International, Inc., a Canadian corporation (the "Seller"), acting on behalf of itself and all of its subsidiary and affiliated companies, and Okana Ventures, Inc. (the "Purchaser").

WITNESSETH

WHEREAS, the Seller and the Purchaser are parties to that certain Asset Purchase Agreement dated August 23, 2013 by and between Purchaser and Seller (the "Agreement"), providing for, among other things, the transfer and sale to the Purchaser of the Purchased Assets (such capitalized term and, except as defined herein, all other capitalized terms used herein shall have the same meanings ascribed to them in the Agreement), and on the terms and conditions provided in the Agreement.

WHEREAS, the Purchaser and the Seller now desire to carry out the intent and purpose of the Agreement by the Seller's execution and delivery to the Purchaser of this instrument evidencing the sale, conveyance, assignment, transfer and delivery to the Purchaser of the Purchased Assets, subject to the Assumed Liabilities and subject to the terms and conditions of the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller does hereby, effective from and after the date hereof, sell, convey, assign, transfer and deliver unto the Purchaser and its successors and assigns, forever, the entire right, title and interest in, to and under the Purchased Assets, subject only to the Assumed Liabilities and subject to the terms and conditions of the Agreement and free and clear of Liens.

TO HAVE AND TO HOLD the Purchased Assets unto the Purchaser, its successors and assigns, FOREVER.

This Bill of Sale shall be construed and enforced in accordance with applicable federal law and the laws (other than the conflict of law rules) of the State of New York.

In the event that any provision of this Bill of Sale is construed to conflict with a provision of the Agreement, the provision of the Agreement shall be deemed to be controlling.

This instrument shall be binding upon and shall inure to the benefit of the respective successors and assigns of the Seller and the Purchaser.

IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by a duly authorized representative of the Seller on the date first above written.

MERUS LABS INTERNATIONAL, INC.

By: E. Farah
Name: [Elie Farah]
Title: [CEO.]

EXHIBITS TO MERUS APA

Exhibit D	Transition Service Agreement

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this "**Agreement**"), is effective as of August 23, 2013 (the "**Effective Date**"), is made by and between Merus Labs International Inc. ("**Merus**"), and Okana Ventures, Inc. and its wholly owned operating subsidiaries ("**Vansen**").

WITNESSETH:

WHEREAS, pursuant to the terms of an Asset Purchase Agreement dated August 23, 2013 between Merus and Okana Ventures Inc. (the "**Asset Purchase Agreement**"), Merus has sold certain assets and granted certain licenses to Okana Ventures Inc. in and for the Territory; and

WHEREAS, in connection with the Asset Purchase Agreement, Vansen desires and Merus is willing, to provide certain warehousing, distribution and other transition services during the Transition Period (as hereinafter defined) with respect to Products (as hereinafter defined) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS

1.1. The following terms as used in this Agreement, whether used in the singular or the plural, shall have the meanings as set forth in this Article 1.

"**Affiliate**" shall mean any company or business entity directly or indirectly controlled by, controlling or under common control with a party to this Agreement. For this purpose, "control" shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of a company or business entity and control is conclusively presumed in case of direct or indirect ownership of more than 50% (fifty percent) of the voting stock of such company or the right to receive over fifty percent (50%) of the profits or earnings of an entity. Such other relationship as in fact results in actual control over the management, business and affairs of an entity shall also be deemed to constitute control.

"**Business Day**" means a day on which banks are open for business in the City of Toronto, but does not include a Saturday, Sunday or holiday in the province of Ontario.

"**Confidential Information**" shall have the meaning given such term in Section 7.7 hereof.

"**Effective Date**" shall have the meaning given such term in the introductory paragraph to this Agreement.

"**FDA**" means the US Food and Drug Administration

"**Products**" means:

10122-0321-05 Factive® (gemifloxacin mesylate) Tablets 320mg 5 Tablet in 1 Blister Pack

10122-0321-07 Factive® (gemifloxacin mesylate) Tablets 320mg 7 Tablet in 1 Blister Pack

10122-0321-01 Factive® (gemifloxacin mesylate) Tablets 320mg 1 Tablet in 1 Blister Pack

"Recall" with respect to any Product, shall mean a "recall", or "product withdrawal" or "stock recovery", as those terms are defined in the Recall Procedures, and shall include any post-sale warning or mailing of information regarding such Product, including those warning or mailings described in the Recall Procedures.

"Recall Procedures" means the Product Recall Procedures consistent with GMP and Merus Standard Operating Procedures.

"Regulatory Files" has the meaning ascribed thereto in the Purchase Agreement.

"Statutory Provision" shall have the meaning given such term in Section 1.2(e) hereof.

"Term" shall have the meaning given to such term in Article 6 hereof.

"Territory" means the country of US.

"Transition Services" shall have the meaning given to such term in Section 2.1.

"Transition Period" means the period from the Effective Date until the earlier of receipt by the FDA of the distributor transfer letter and August 30, 2013;

1.2. **Interpretation**

(1) Unless the context otherwise requires in this Agreement, reference to:

(a) one gender includes the others;

(b) the singular includes the plural and the plural includes the singular;

(c) a person includes a natural person, corporation, judicial entity, association, statutory body, partnership, limited liability company, joint venture, trust, estate, unincorporated organization or government, state or any political subdivision, instrumentality, agency or authority;

(d) a party includes the party's executors, administrators, successors and permitted assigns;

(e) a statute, regulation or provision of a statute or regulation ("**Statutory Provision**") includes:

(i) that Statutory Provision as amended or re-enacted from time to time; and

(ii) a statute, regulation or provision enacted in replacement of that Statutory Provision; and

(f) money or '$' is to dollars of United States unless otherwise stated.

(2) Including and similar expressions are not words of limitation.

(3) Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.

(4) Headings and any table of contents or index are for convenience only and do not form part of this Agreement or affect its interpretation.

(5) Any reference in this Agreement to "this Agreement" includes all schedules to this Agreement and all amendments, additions and variations thereto agreed between the parties. Any references to "articles", "sections" and "schedules" in this Agreement shall be construed as references to the articles, sections and schedules of this Agreement.

(6) A provision of this Agreement must not be construed to the disadvantage of a party merely because that party was responsible for the preparation of the Agreement or the inclusion of the provision in the Agreement.

(7) If an act must be done on a specified day which is not a Business Day, it must be done instead on the next Business Day.

2. TRANSITION SERVICES

2.1. **Transition Services**. Subject to the terms and conditions of this Agreement, during the Transition Period, Vansen hereby retains Merus to provide, and Merus hereby agrees to provide (or cause a third party contractor to provide) for Vansen, certain warehousing, distribution, customer service and accounts service, in connection with Vansen's distribution of Products in the Territory including, without limitation, providing warehousing space, providing appropriate personnel to accept and warehouse inventory of Products shipped to its or its agents' facilities, arranging for the shipping and delivery of Products to customers, providing certain administrative and support services in connection with Vansen distribution of Products in the Territory, providing certain regulatory, pharmacovigilance, medical information and quality assurance services consistent with Merus past standards and maintaining the Regulatory Files for the Product in compliance with U.S. Food and Drug Regulations and GMP guidelines (collectively, the "**Transition Services**").

During the Transition Period Merus will ensure that appropriate personnel are available to provide the Transition Services.

2.2. **Compliance with Laws**. Each party shall, and shall cause its respective employees to, comply with all provincial, federal, local and foreign laws, regulations and orders which may be applicable to the Transition Services.

2.3. **Standard of Performance**. Merus shall ensure that the Transition Services are provided commensurate with the standard of care, and as applicable in accordance with good manufacturing practices, as used by Merus in the performance of the same or similar functions for itself in relation to Products immediately preceding the Effective Date.

2.4. **Title and Risk of Loss**. Title to the Products subject to Transition Services hereunder shall at all times remain with Vansen and, Vansen assumes all risk of loss of such Products as of the Effective Date. The Products while in Merus' possession and control will be insured by Vansen at Vansen's expense. Merus shall have no risk or liability for loss or casualty to the Products except in the event that any loss or damage to such goods is shown to have resulted from the gross negligence or willful misconduct by Merus.

2.5. **Product Returns**. The respective responsibilities of Merus and Vansen for returns of the Products are set forth in the Asset Purchase Agreement.

2.6. **Customers**. Merus shall deliver the notice to be sent to all contracted customers, buying groups, trade customers, and wholesalers, notifying them of the transfer of the sales, distribution and customer support services for the Product from Merus to Vansen and shall be transmitted within five (5) Business Days of receipt of written notice from Vansen which in no event shall be later than five (5) Business Days following the end of the Transition Period.

2.7. **Formularies and Private Health Insurers**. Merus shall deliver the notice to be sent to public insurers, including formularies, and to private insurers, as applicable, notifying them of the transfer of the sales, distribution and customer support services for the Product from Merus to Vansen and shall be transmitted on the same date as the Customer Notice.

2.8. **Terms and Conditions**. All Products distributed by Merus hereunder shall be sold under and pursuant to the respective terms and conditions for each customer applicable to sales by Merus immediately prior to the Effective Date, which terms and conditions shall be deemed to have been adopted by Vansen with respect to Products as of the Effective Date. Merus shall provide Vansen ten (10) Business Days' prior written notice of any changes to such terms and conditions.

2.9. **Merus Sales Prior to Effective Date**. Merus shall, for its own account, sell and distribute Products in the Territory for all purchase orders that Merus received and which have been shipped to its wholesalers or other customers prior to the Effective Date. All costs and profits related to such sales shall be

entirely for the benefit of Merus and the income therefrom shall correspondingly accrue to Merus and be recorded by Merus.

2.10. **Sales during Transition Period**. During the Transition Period, all sales and distribution of the Product in the Territory to wholesalers or other customers shall be for the ultimate benefit of Vansen. Unless otherwise agreed between the parties, Merus will make no sales of Products during the Transition Period.

2.11. **Vansen Sales**. As of the Closing Date of the Asset Purchase Agreement, all sales and distribution of the Product in the Territory to wholesalers or other customers shall be the sole responsibility of Vansen and be recorded by Vansen.

2.12. **Audit.** Upon reasonable prior written notice during the Transition Period and for 1 month thereafter, Merus shall allow Vansen and its representatives to inspect Merus' books and records relating to the Transition Services for the purposes of confirming Merus' compliance with this Agreement, provided that a Merus representative is present during any such inspection. Vansen, or its representative(s), shall conduct such audit, at its expense, during normal business hours at a time on which the parties have mutually agreed to, and in such a manner that does not unreasonably interfere with Merus' normal business activities.

3. TAXES

Vansen Responsible for Taxes. Any and all taxes (excluding income taxes based solely upon Merus' net income) relating to Transition Services provided under this Agreement, including, without limitation, sales, use, goods and services and excise taxes required to be paid by any tax authority shall be borne by Vansen. Official receipts indicating proof of payment of any such taxes shall be secured and made available to Merus upon request as evidence of payment.

4. [INTENTIONALLY BLANK]

5. [INTENTIONALLY BLANK]

6. TERM AND TERMINATION

6.1. This Agreement shall be effective as of the Effective Date and shall continue in effect until the last day of the Transition Period unless earlier terminated as provided in this Article 6 (the "Term").

6.2. This Agreement may be extended by agreement between the parties, it being understood that for any extension period Merus will be compensated in a

manner that is adequate to cover its costs in providing services after the Transition Period.

6.3. The termination of this Agreement shall not affect the rights and obligations of the parties arising prior to such termination. Termination under this Article 6 shall relieve and release all parties from any liabilities and obligations under this Agreement other than those specifically set forth in this Article 6, those that survive termination in accordance with Section 7.14. Notwithstanding any provision of the Purchase Agreement or any related agreement to the contrary, termination of this Agreement shall not affect the rights and obligations of the parties under the Purchase Agreement and the related agreements.

7. **MISCELLANEOUS**

7.1. **Force Majeure**. The parties shall not be liable for the failure or delay in performing any obligation under this Agreement, if and to the extent such failure or delay is due to (a) acts of God; (b) weather, fire or explosion; (c) war, terrorism, invasion, riot or other civil unrest; (d) governmental laws, orders, restrictions, actions, embargoes or blockades; (e) national or regional emergency; (0 injunctions, strikes, lockouts, labor trouble or other industrial disturbances; (g) shortage of adequate fuel, power, materials, or (h) any other event which is beyond the reasonable control of the affected party; provided that the party affected shall promptly notify the other of the force majeure condition and shall exert all commercially reasonable efforts to eliminate, cure or overcome any such causes and to resume performance of its obligations as soon as possible.

7.2. **Regulatory Compliance.** After the Effective Date and during the Transition Period, Merus and Vansen shall cooperate to fulfill all responsibilities for regulatory compliance that either Merus or Vansen may have with respect to the Product under applicable law and in accordance with the Purchase Agreement and the related agreements.

(1) Upon transfer of the Distribution Rights to Vansen, Vansen shall be responsible for arranging for the transportation of the existing inventory of Products to the warehouse of METHAPHARM and Vansen shall be responsible for the costs and expenses associated with the transport of the existing inventory of Products.

(2) Following the transfer of the Distribution Rights and the transfer of the inventory to Vansen, Vansen is responsible for the storage and distribution of the Product that has Merus packaging.

(3) From the time that the Distribution Rights for the Product has been transferred from Merus to Vansen, Vansen agrees to accept and process any and all returns of the Product, whether the Product returned has Merus packaging design and regardless of whether Cornerstone, METHAPHARM or MERUS made the corresponding original sale.

7.3. **Regulatory Compliance** - This Agreement defines roles and allocates responsibilities for complaints, adverse events, release, importation and recall between the Parties related to the Product that bear Merus Labs International packaging or its name and address with respect to the U.S. Food and Drug Regulations and GMP guidelines, solely for a period of **6 months** following the transfer of the Distribution Rights to Vansen.

7.4. **Recall** - In the event of a Recall during the Transition Period, Merus agrees that it will use commercially reasonable efforts to consult and work together with Vansen in determining a course of action to handle the Recall. Vansen will be responsible for (i) managing Recall Procedures and (ii) filing adverse drug reaction reports with FDA and other applicable regulatory authorities for Product after the Transition Period. During the Transition Period, each party shall provide, in writing to the other party, all information regarding adverse drug events and product complaints in Canada, immediately but no later than one (1) calendar day after becoming aware of such information, in the form and format received.

7.5. **Choice of Law**. This Agreement, and all disputes arising out of or relating to this Agreement, or the performance, enforcement, breach or termination hereof or thereof, and any remedies relating thereto, shall be construed, governed by and interpreted in accordance with the laws of the State of New York, without regard to the choice of Law principles thereof. Each Party consents to the exclusive jurisdiction of the Federal and State courts located in New York City, New York.

7.6. **Independent Contractor**. The parties hereto are independent contractors. Nothing in this agreement is intended or shall be deemed to constitute a partnership, agency, franchise or joint venture relationship between the parties. Neither party shall enter into any agreements or make any commitments for the other.

7.7. **Confidentiality**. The terms of the confidential disclosure agreement effective as of July 29, 2013 between Merus and Vansen shall govern this Agreement

7.8. **Assignment**. Neither party may assign or transfer this Agreement, in whole or in part, without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed, except that either party may assign its rights and duties hereunder without obtaining such consent to any Affiliate. For greater certainty, the entering into by a party of any subcontracting, licensing or distributorship agreement shall not in itself constitute an assignment or transfer of this Agreement.

7.9. **Entire Agreement**. This Agreement, together with the Asset Purchase Agreement and the Schedules attached hereto and thereto, constitutes the entire agreement between the parties hereto with respect to the subject

matter hereof and except as expressly otherwise provided herein, supersedes and cancels all previous agreements, negotiations, commitments and writings in respect to the subject matter hereof.

7.10. **Successors and Assigns**. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.11. **Modification and Waiver**. No amendment, modification or alteration of the terms of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) and such waiver shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion. No delay on the part of any party exercising any right, power or privilege hereunder shall operate as a waiver thereof.

7.12. **Notices**. Notices under this Agreement shall be given in writing and shall be given by delivery in person, by electronic or facsimile transmission or other standard forms of written communications, by overnight courier or by registered or certified mail, postage prepaid:

(1) If to Merus:

Merus Labs International Inc.
100 Wellington Street, Suite 2110
PO Box 151, Toronto, ON, Canada M5K 1H1
Attention: Mr. Elie Farah, CEO

(2) If to Vansen:

Vansen Pharma Inc.
101 Convention Center Dr. Suite 700
Las Vegas, Nevada, USA
NV89109
Attention: Mr. Richard Azani, CEO

(3) or at such other address for a party as shall be specified by like notice. The date of giving any such notice shall be the date of hand delivery, the date of confirmed receipt if sent by electronic or facsimile transmission, or other standard forms of written communications, the day after delivery to the overnight courier service, and the date three (3) calendar days following the posting of the registered or certified mail.

7.13. **Counterparts**. This Agreement may be executed in two or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute one and the same agreement.

7.14. **Survival of Certain Provisions**. The terms, provisions, representations, and warranties contained in this Agreement that by their sense and context are intended to survive the performance thereof (including, without limitation, any payment obligations arising or accruing prior the completion of performance, expiration or termination of this Agreement; Article 3 and Sections 2.4, 2.5, 6.3, and 7.2 to 7.14 inclusive and 7.16 to 7.19 inclusive) by either party or both parties hereunder shall so survive the completion of performance, expiration or termination of this Agreement.

7.15. **Severability**. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the parties in order to accomplish, to the extent possible, the original business purpose and economic benefit of the original provision.

7.16. **Review by Legal Counsel**. Each of the parties agrees that it has read and had the opportunity to review this Agreement with its legal counsel. Accordingly, the rule of construction that any ambiguity contained in this Agreement shall be construed against the drafting party shall not apply.

7.17. **Third Party Beneficiaries**. Nothing in this Agreement, express or implied, is intended to confer upon any third party, any rights, remedies, obligations or liabilities.

7.18. **Cumulative Remedies**. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law or at equity.

7.19. **Further Assurances**. Each party agrees to execute such further papers, agreements, documents, instruments and the like as may be necessary or desirable to effect the purpose of this Agreement and to carry out its provisions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

VANSEN PHARMA INC.	**MERUS LABS INTERNATIONAL INC.**
By: _______________	By: _______________
Name: Richard Azani	Name:
Title: CEO	Title:

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

OKANA VENTURES INC.	**MERUS LABS INTERNATIONAL INC.**
By: ________________	By: E. Farah
Name:	Name: Elie Farah
Title:	Title: CEO.

EXHIBITS TO MERUS APA

Exhibit E

Convertible Promissory Note

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

CONVERTIBLE PROMISSORY NOTE:

Date of Issuance:

$800,000 US Dollar August 23, 2013

FOR VALUE RECEIVED, Okana Ventures, Inc., 101 Convention Center Dr. Ste 700, Las Vegas, Nevada, NV89109 (hereinafter called **"Borrower"**), hereby promises to pay Merus Labs International Inc., having a place of business at 100 Wellington Street West, Suite 2110, Toronto, ON, Canada M5K 1H1 or its permitted transferees pursuant to Section 11 (in each case, a **"Holder"**) the principal sum of eight hundred thousand DOLLARS ($800,000 US) together with zero interest on the decreasing balance thereof from the date of this Note. All references to "$" shall mean the lawful currency of the United States of America.

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings set forth below.

(a) **"Discount Rate"** means ninety-five percent (95%).

(b) **"Common Stock"** means Borrower's common stock currently traded on the OTC BB under the stock symbol "OKNV".

(c) **"Conversion Stock"** means the Common Stock into which the Note or an amount due and payable converts pursuant to the terms set forth herein.

(d) **"Event of Default"** means the occurrence of any of the following: (i) Borrower (A) applies for, petitions or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (B) makes a general assignment for the benefit of creditors; (C) commences a voluntary case under the federal bankruptcy laws or the bankruptcy laws of any state (as now or hereafter in effect); (D) is adjudicated bankrupt or insolvent or admits in writing

its inability to pay its debts as they become due; (E) files a petition seeking to take advantage of any other law providing for the relief of debtors; (F) acquiesces in, or fails to have dismissed, within ninety (90) days, any petition filed against it in any involuntary case under such bankruptcy laws; (G) has any proceeding commenced against it for the appointment of a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property unless such proceeding is stayed or dismissed within forty-five (45) days, or if any such appointment is made; (H) has commenced against it any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which is not stayed within thirty (30) days; or (I) takes any action for the purpose or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this part (i); (ii) Borrower breaches this Note or any other agreement between Borrower and Holder including that Asset Purchase Agreement dated ____________; (iii) Borrower's Board of Directors adopts a resolution calling for the dissolution, liquidation or winding-up of Borrower; or (iv) Borrower's undertaking of a Sale Event or Financing.

(e) "**Sale Event**" means any of the following: (i) any acquisition of Borrower by means of merger or other form of corporate reorganization in which the stockholders of Borrower immediately prior to such event do not directly or indirectly hold a majority of the outstanding shares or interest in the surviving corporation or entity and in which outstanding shares of Borrower are exchanged for securities or other consideration issued (or caused to be issued) by the acquiring entity or its subsidiary (other than a mere reincorporation transaction), or any transaction or series of related transactions to which Borrower is a party in which in excess of fifty percent (50%) of voting power in Borrower is transferred; (ii) any sale or other disposition (or series of related sales or dispositions) of the outstanding stock of Borrower in which stockholders immediately prior to such event do not directly or indirectly hold a majority of the outstanding stock of Borrower immediately after such event; or (iii) any sale, license, lease or disposition of all or substantially all of the assets of Borrower.

(f) "**Financing**" means any equity security financing or debt financing for an amount greater than $2,000,000, in each case, for the account of Borrower.

(g) "**Securities Act**" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(h) "**20 Day Volume Weighted Average Price**" means the average for the twenty (20) consecutive days prior to that date of non-payment of a Due Date of the average price of the Common Stock calculated by adding up the dollars traded for every transaction (price multiplied by number of shares traded) and then dividing by the total shares traded for the day.

2. Payment. All payments shall be made in lawful currency of the United States of America by wire transfer to such account as Holder may identify to the Borrower. Borrower may prepay the principal or portions thereof at any time without penalty. Any prepayment will be first applied to any principal due and payable.

3. Payment Terms. The principal shall be due and payable by the Borrower in four (4) payments of $200,000 each in quarterly installments beginning March 1, 2014, and ending December 1, 2014 (each of the payment dates set forth in 3(a)-3(c) are separately "**Due Date**" and collectively "**Due Dates**"). To be clear, the installment due dates for Section 2(c) are March 1, 2014, June 1, 2014, September 1, 2014, and December 1, 2014. The December 1, 2014 Due Date shall also be the Maturity Date. Any remaining unpaid balance of the Note shall be due in full on the Maturity Date.

4. Acceleration. Holder shall have the right to accelerate the loan upon the occurrence of an Event of Default or Sale Event, at the option of the Holder of this Note, and on such acceleration, all remaining sums of principal of this Note, including reasonable legal or collection fees and costs, shall be immediately due and payable in full without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

5. Conversion. If Borrower fails to make a payment required by the terms of the Note set forth in Section 3, the date on which such payment is due, Holder has the right and option of converting only that amount due and payable of the principal sum into Common Stock at a price per share equal to the 20 Day Volume Weighted Average Price multiplied by the Discount Rate.

6. Mechanics of Conversion.

(a) To convert any amount due and payable, Holder shall give Borrower Notice that includes the requested conversion date. Upon conversion of any amount due and payable, Holder shall duly complete, execute and deliver to Borrower an investment representation letter in a form reasonably satisfactory to Borrower that the issuance of Conversion Stock upon conversion hereof is exempt from the registration requirements of the Securities Act and all applicable U.S. state securities laws. Thereupon, there shall be issued and delivered to such Holder one or more certificates or other evidence of stock ownership representing the Conversion Stock into which an amount due and payable was converted.

(b) No fractional share or interest of Conversion Stock, or scrip representing fractional shares or interests, shall be issued upon conversion of any amount due and payable. Instead of any fractional shares or interest of Conversion Stock, as the case may be, which would otherwise be issuable upon conversion of the amount due and payable, Borrower shall pay to Holder a cash adjustment in respect of such fraction in an amount equal to the same fraction of the price at which such amount due and payable converts.

7. Piggyback Right.

(a) Piggyback Right. If the Borrower at any time proposes to file a registration statement, whether for its own account or for the account of other security holders or both, on each such occasion it shall give written notice (the "**Piggyback Notice**") to Holder of its intention to do so not less than 30 days prior to the initial filing. Upon the written request of Holder, received by the Borrower within 15 days after the date of the Piggyback Notice, the Borrower shall use its best efforts to cause all or any portion of the Conversion Stock requested to be registered and/or qualified by Holder to be included in the registration statement proposed to be filed by the Borrower, all to the extent necessary to permit the sale or other disposition by Holder of such Conversion Stock.

(b) Underwritten Public Offerings. In the event that any registration and/or qualification pursuant to this Section 7 shall be, in whole or in part, an underwritten public offering of Common Stock, the Borrower shall so advise Holder as part of the Piggyback Notice given pursuant to Section 7. In such event, the right of Holder to include its Conversion Stock in the registration statement pursuant to this Section 7 shall be conditioned upon such Holder's participation in such underwriting on the terms provided herein. Holder shall (together with the Borrower and any officers, directors, or other security holders distributing their securities through such underwriting), enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Borrower. The number of Conversion Stock to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall deliver written notice to Holder that such inclusion would adversely affect the number, marketing or the price of the securities to be sold by the Borrower therein; provided that no Conversion Stock requested to

be registered or qualified under this Section 7 will be excluded from such underwriting, registration and/or qualification unless all other securities (other than Common Stock to be issued and sold for the account of the Borrower) are first excluded and provided further that in no event shall the number of Conversion Stock be reduced to below 33% of the total number of securities to be included in such registration and/or qualification and underwriting.

(c) Withdrawal, etc. Notwithstanding the foregoing provisions, the Borrower may withdraw any registration statement referred to in this Section 7 without incurring any liability to Holder. Holder may elect to withdraw from such underwriting by written notice to the Borrower and the underwriter, delivered at least 10 business days prior to the effective date of the registration statement, without thereby incurring any liability to the Borrower. Any Conversion Stock excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration and/or qualification.

8. Representations and Warranties of Borrower.

Borrower represents and warrants to Holder as follows:

(a) Organization and Corporate Power. Borrower is a corporation duly organized, validly existing and in good standing under all applicable law. Borrower has all required corporate power and authority to own its properties and assets, to carry on its business as presently conducted, to enter into and perform this Note to which it is a party and to carry out the transactions contemplated hereby and thereby. Borrower is duly licensed, qualified or registered to do business as a foreign corporation in each jurisdiction wherein the character of its property, or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to be so licensed, qualified or registered would not have, or be reasonably likely to have, a material adverse effect on the assets, liabilities, condition (financial or other), business, results of operations or prospects of Borrower (a "**Material Adverse Effect**"). Borrower is not in violation of any term or provision of its charter or bylaws, each as in effect as of this date, true and correct copies of which have been made available to Holder.

(b) Authorization and Non-Contravention. This Note is a valid and binding obligation of Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, which affect enforcement of creditors' rights generally. The execution, delivery, issuance and performance of this Note have been duly authorized by all necessary corporate or other action of Borrower. The execution, delivery and issuance of this Note and the performance of any transactions contemplated by this Note will not: (i) violate or result in a violation of, conflict with or result in a violation of or default (whether after the giving of notice, lapse of time or both) under any contract or obligation to which Borrower is a party or by which it or its assets are bound, or any provision of the charter or bylaws, or cause the creation of any liens, claims, options, charges, pledges, security interests, deeds of trust, voting agreements (except as provided herein), voting trusts, encumbrances, rights or restrictions of any nature upon any of the assets of Borrower, except for those which would not have, or be reasonably likely to have, a Material Adverse Effect; (ii) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to Borrower, except for those which would not have, or be reasonably likely to have, a Material Adverse Effect; (iii) require from Borrower any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party, except for notice filings pursuant to Regulation D of the Securities Act and applicable state securities laws; or (iv) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which Borrower is a party or by which it is bound.

(c) Validity of Stock. The Conversion Stock will, upon issue and delivery, be validly issued as fully paid and non-assessable.

(d) Public Filings. The Borrower has filed all forms, reports, documents and information required to be filed by it, whether pursuant to applicable securities laws or otherwise, with the applicable securities regulatory authorities (the "**Disclosure Documents**"). As of the time the Disclosure Documents were filed with the applicable securities regulators and on EDGAR (or, if amended or superseded by a filing prior to the date of this Note, then on the date of such filing): (i) each of the Disclosure Documents complied in all material respects with the requirements of the applicable securities laws; and (ii) none of the Disclosure Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Financial Statements. The financial statements of the Borrower contained in the Disclosure Documents: (i) complied as to form in all material respects with the published rules and regulations under the applicable securities laws; (ii) were reported in accordance with US generally accepted accounting principles; and (iii) present fairly the financial position of the Borrower as of the respective dates thereof and the results of operations of the Issuer for the periods covered thereby.

(f) Other Facts. There is no fact required to be disclosed pursuant to the 1934 Act regarding the affairs of the Borrower that has not been generally disclosed to the public.

(g) Enforceability. This Note constitutes a binding and enforceable obligation of the Borrower, enforceable in accordance with its terms.

9. Representations and Warranties of Holder.

Holder represents and warrants to Borrower as follows:

(a) Borrower has made available to Holder all documents pertaining to Holder's investment in the Note requested by Holder and given Holder an opportunity to discuss the terms and conditions of this investment with the officers of Borrower responsible for the conduct of its business. Borrower has provided Holder with adequate answers to and information regarding any questions Holder has asked or information Holder has requested regarding Borrower and this investment.

(b) Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of this investment.

(c) Notice.

Notices or other communications required or permitted hereunder shall be deemed to have been sufficiently given (a) four (4) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid; (b) when sent, if sent by facsimile transmission; (c) when delivered, if delivered personally to the intended recipient; and (d) one (1) Business Day following deposit with an overnight courier service, in each case addressed as follows:

to Borrower:

Okana Ventures, Inc.
101 Convention Center Dr. Ste 700

Las Vegas, Nevada, NV89109
Attention: Mr. Richard Azani, PhD

to Holder:

Merus Labs International Inc.
Suite 2110, PO Box 151
Toronto, ON, Canada M5K 1H1
Attention: Mr. Andrew Patient, CFO

10. Waiver.

Any provision of this Note may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by Borrower and Holder and (b) in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11. Assignment.

Holder may assign any of its rights or obligations under this Note without the prior written consent of the Borrower.

12. Governing Law.

The interpretation and construction of this Note, and all matters relating hereto, shall be governed by the Laws of the State of New York, without regard to the choice of Law principles thereof.

13. Severability.

The provisions of this Note shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any term or other provision of this Note, or the application thereof to any Party or any circumstance, is invalid, illegal or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Note and the application of such provision to other parties or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

IN WITNESS WHEREOF, this Convertible Promissory Note is executed and delivered as of the day and year first above written.

Okana Ventures, Inc.

By: ______________________
Name: Richard Azani
Title: President

HOLDER:

Merus Labs International Inc.

By: ________________________

Name: Elie Farah

Title: CEO.

ASSIGNMENT

[ONLY COMPLETE THE FOLLOWING INFORMATION TO ASSIGN PAYMENT TO A NEW PARTY]

For value received, the above Note is assigned and transferred to

____, ("Assignee") of

____ (City, State/Province),

__________________________ (Country)

Dated: __________________________

By: ______________________________
Merus Labs International Inc.

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

CONVERTIBLE PROMISSORY NOTE:

Date of Issuance:

$280,000 US Dollar — August 23, 2013

FOR VALUE RECEIVED, Okana Ventures, Inc., 101 Convention Center Dr. Ste 700, Las Vegas, Nevada, NV89109 (hereinafter called **"Borrower"**), hereby promises to pay Merus Labs International Inc., having a place of business at 100 Wellington Street West, Suite 2110, Toronto, ON, Canada M5K 1H1 or its permitted transferees pursuant to Section 11 (in each case, a **"Holder"**) the principal sum of two hundred and eighty thousand DOLLARS ($280,000 US) together with zero interest on the decreasing balance thereof from the date of this Note. All references to "$" shall mean the lawful currency of the United States of America.

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings set forth below.

(a) **"Discount Rate"** means ninety-five percent (95%).

(b) **"Common Stock"** means Borrower's common stock currently traded on the OTC BB under the stock symbol "OKNV".

(c) **"Conversion Stock"** means the Common Stock into which the Note or an amount due and payable converts pursuant to the terms set forth herein.

(d) **"Event of Default"** means the occurrence of any of the following: (i) Borrower (A) applies for, petitions or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (B) makes a general assignment for the benefit of creditors; (C) commences a voluntary case under the federal bankruptcy laws or the bankruptcy laws of any state (as now or hereafter in effect); (D) is adjudicated bankrupt or insolvent or admits in writing

its inability to pay its debts as they become due; (E) files a petition seeking to take advantage of any other law providing for the relief of debtors; (F) acquiesces in, or fails to have dismissed, within ninety (90) days, any petition filed against it in any involuntary case under such bankruptcy laws; (G) has any proceeding commenced against it for the appointment of a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property unless such proceeding is stayed or dismissed within forty-five (45) days, or if any such appointment is made; (H) has commenced against it any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which is not stayed within thirty (30) days; or (I) takes any action for the purpose or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this part (i); (ii) Borrower breaches this Note or any other agreement between Borrower and Holder including that Asset Purchase Agreement dated ____________; (iii) Borrower's Board of Directors adopts a resolution calling for the dissolution, liquidation or winding-up of Borrower; or (iv) Borrower's undertaking of a Sale Event or Financing.

(e) "**Sale Event**" means any of the following: (i) any acquisition of Borrower by means of merger or other form of corporate reorganization in which the stockholders of Borrower immediately prior to such event do not directly or indirectly hold a majority of the outstanding shares or interest in the surviving corporation or entity and in which outstanding shares of Borrower are exchanged for securities or other consideration issued (or caused to be issued) by the acquiring entity or its subsidiary (other than a mere reincorporation transaction), or any transaction or series of related transactions to which Borrower is a party in which in excess of fifty percent (50%) of voting power in Borrower is transferred; (ii) any sale or other disposition (or series of related sales or dispositions) of the outstanding stock of Borrower in which stockholders immediately prior to such event do not directly or indirectly hold a majority of the outstanding stock of Borrower immediately after such event; or (iii) any sale, license, lease or disposition of all or substantially all of the assets of Borrower.

(f) "**Financing**" means any equity security financing or debt financing for an amount greater than $2,000,000, in each case, for the account of Borrower.

(g) "**Securities Act**" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(h) "**20 Day Volume Weighted Average Price**" means the average for the twenty (20) consecutive days prior to that date of non-payment of a Due Date of the average price of the Common Stock calculated by adding up the dollars traded for every transaction (price multiplied by number of shares traded) and then dividing by the total shares traded for the day.

2. Payment. All payments shall be made in lawful currency of the United States of America by wire transfer to such account as Holder may identify to the Borrower. Borrower may prepay the principal or portions thereof at any time without penalty. Any prepayment will be first applied to any principal due and payable.

3. Payment Terms. The principal shall be due and payable by the Borrower in accordance with the following terms:

(a) Four (4) payments of $35,000 each in monthly installments beginning on September 1, 2013, and ending December 1, 2013; and

(b) One (1) payment of $140,000, due on December 31, 2013.

4. Acceleration. Holder shall have the right to accelerate the loan upon the occurrence of an Event of Default or Sale Event, at the option of the Holder of this Note, and on such acceleration, all remaining sums of principal of this Note, including reasonable legal or collection fees and costs, shall be immediately due and payable in full without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

5. Conversion. If Borrower fails to make a payment required by the terms of the Note set forth in Section 3, the date on which such payment is due, Holder has the right and option of converting only that amount due and payable of the principal sum into Common Stock at a price per share equal to the 20 Day Volume Weighted Average Price multiplied by the Discount Rate.

6. Mechanics of Conversion.

(a) To convert any amount due and payable, Holder shall give Borrower Notice that includes the requested conversion date. Upon conversion of any amount due and payable, Holder shall duly complete, execute and deliver to Borrower an investment representation letter in a form reasonably satisfactory to Borrower that the issuance of Conversion Stock upon conversion hereof is exempt from the registration requirements of the Securities Act and all applicable U.S. state securities laws. Thereupon, there shall be issued and delivered to such Holder one or more certificates or other evidence of stock ownership representing the Conversion Stock into which an amount due and payable was converted.

(b) No fractional share or interest of Conversion Stock, or scrip representing fractional shares or interests, shall be issued upon conversion of any amount due and payable. Instead of any fractional shares or interest of Conversion Stock, as the case may be, which would otherwise be issuable upon conversion of the amount due and payable, Borrower shall pay to Holder a cash adjustment in respect of such fraction in an amount equal to the same fraction of the price at which such amount due and payable converts.

7. Piggyback Right.

(a) Piggyback Right. If the Borrower at any time proposes to file a registration statement, whether for its own account or for the account of other security holders or both, on each such occasion it shall give written notice (the "**Piggyback Notice**") to Holder of its intention to do so not less than 30 days prior to the initial filing. Upon the written request of Holder, received by the Borrower within 15 days after the date of the Piggyback Notice, the Borrower shall use its best efforts to cause all or any portion of the Conversion Stock requested to be registered and/or qualified by Holder to be included in the registration statement proposed to be filed by the Borrower, all to the extent necessary to permit the sale or other disposition by Holder of such Conversion Stock.

(b) Underwritten Public Offerings. In the event that any registration and/or qualification pursuant to this Section 7 shall be, in whole or in part, an underwritten public offering of Common Stock, the Borrower shall so advise Holder as part of the Piggyback Notice given pursuant to Section 7. In such event, the right of Holder to include its Conversion Stock in the registration statement pursuant to this Section 7 shall be conditioned upon such Holder's participation in such underwriting on the terms provided herein. Holder shall (together with the Borrower and any officers, directors, or other security holders distributing their securities through such underwriting), enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Borrower. The number of Conversion Stock to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall deliver written notice to Holder that such inclusion would adversely affect the number, marketing or the price of the securities to be sold by the Borrower therein; provided that no Conversion Stock requested to

be registered or qualified under this Section 7 will be excluded from such underwriting, registration and/or qualification unless all other securities (other than Common Stock to be issued and sold for the account of the Borrower) are first excluded and provided further that in no event shall the number of Conversion Stock be reduced to below 33% of the total number of securities to be included in such registration and/or qualification and underwriting.

(c) Withdrawal, etc. Notwithstanding the foregoing provisions, the Borrower may withdraw any registration statement referred to in this Section 7 without incurring any liability to Holder. Holder may elect to withdraw from such underwriting by written notice to the Borrower and the underwriter, delivered at least 10 business days prior to the effective date of the registration statement, without thereby incurring any liability to the Borrower. Any Conversion Stock excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration and/or qualification.

8. Representations and Warranties of Borrower.

Borrower represents and warrants to Holder as follows:

(a) Organization and Corporate Power. Borrower is a corporation duly organized, validly existing and in good standing under all applicable law. Borrower has all required corporate power and authority to own its properties and assets, to carry on its business as presently conducted, to enter into and perform this Note to which it is a party and to carry out the transactions contemplated hereby and thereby. Borrower is duly licensed, qualified or registered to do business as a foreign corporation in each jurisdiction wherein the character of its property, or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to be so licensed, qualified or registered would not have, or be reasonably likely to have, a material adverse effect on the assets, liabilities, condition (financial or other), business, results of operations or prospects of Borrower (a "**Material Adverse Effect**"). Borrower is not in violation of any term or provision of its charter or bylaws, each as in effect as of this date, true and correct copies of which have been made available to Holder.

(b) Authorization and Non-Contravention. This Note is a valid and binding obligation of Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, which affect enforcement of creditors' rights generally. The execution, delivery, issuance and performance of this Note have been duly authorized by all necessary corporate or other action of Borrower. The execution, delivery and issuance of this Note and the performance of any transactions contemplated by this Note will not: (i) violate or result in a violation of, conflict with or result in a violation of or default (whether after the giving of notice, lapse of time or both) under any contract or obligation to which Borrower is a party or by which it or its assets are bound, or any provision of the charter or bylaws, or cause the creation of any liens, claims, options, charges, pledges, security interests, deeds of trust, voting agreements (except as provided herein), voting trusts, encumbrances, rights or restrictions of any nature upon any of the assets of Borrower, except for those which would not have, or be reasonably likely to have, a Material Adverse Effect; (ii) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to Borrower, except for those which would not have, or be reasonably likely to have, a Material Adverse Effect; (iii) require from Borrower any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party, except for notice filings pursuant to Regulation D of the Securities Act and applicable state securities laws; or (iv) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which Borrower is a party or by which it is bound.

(c) Validity of Stock. The Conversion Stock will, upon issue and delivery, be validly issued as fully paid and non-assessable.

(d) Public Filings. The Borrower has filed all forms, reports, documents and information required to be filed by it, whether pursuant to applicable securities laws or otherwise, with the applicable securities regulatory authorities (the "**Disclosure Documents**"). As of the time the Disclosure Documents were filed with the applicable securities regulators and on EDGAR (or, if amended or superseded by a filing prior to the date of this Note, then on the date of such filing): (i) each of the Disclosure Documents complied in all material respects with the requirements of the applicable securities laws; and (ii) none of the Disclosure Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Financial Statements. The financial statements of the Borrower contained in the Disclosure Documents: (i) complied as to form in all material respects with the published rules and regulations under the applicable securities laws; (ii) were reported in accordance with US generally accepted accounting principles; and (iii) present fairly the financial position of the Borrower as of the respective dates thereof and the results of operations of the Issuer for the periods covered thereby.

(f) Other Facts. There is no fact required to be disclosed pursuant to the 1934 Act regarding the affairs of the Borrower that has not been generally disclosed to the public.

(g) Enforceability. This Note constitutes a binding and enforceable obligation of the Borrower, enforceable in accordance with its terms.

9. Representations and Warranties of Holder.

Holder represents and warrants to Borrower as follows:

(a) Borrower has made available to Holder all documents pertaining to Holder's investment in the Note requested by Holder and given Holder an opportunity to discuss the terms and conditions of this investment with the officers of Borrower responsible for the conduct of its business. Borrower has provided Holder with adequate answers to and information regarding any questions Holder has asked or information Holder has requested regarding Borrower and this investment.

(b) Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of this investment.

(c) Notice.

Notices or other communications required or permitted hereunder shall be deemed to have been sufficiently given (a) four (4) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid; (b) when sent, if sent by facsimile transmission; (c) when delivered, if delivered personally to the intended recipient; and (d) one (1) Business Day following deposit with an overnight courier service, in each case addressed as follows:

to Borrower:

Okana Ventures, Inc.
101 Convention Center Dr. Ste 700

Attention: Mr. Richard Azani, PhD

to Holder:

Merus Labs International Inc.
Suite 2110, PO Box 151
Toronto, ON, Canada M5K 1H1
Attention: Mr. Andrew Patient, CFO

10. Waiver.

Any provision of this Note may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by Borrower and Holder and (b) in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11. Assignment.

Holder may assign any of its rights or obligations under this Note without the prior written consent of the Borrower.

12. Governing Law.

The interpretation and construction of this Note, and all matters relating hereto, shall be governed by the Laws of the State of New York, without regard to the choice of Law principles thereof.

13. Severability.

The provisions of this Note shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any term or other provision of this Note, or the application thereof to any Party or any circumstance, is invalid, illegal or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Note and the application of such provision to other parties or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

IN WITNESS WHEREOF, this Convertible Promissory Note is executed and delivered as of the day and year first above written.

Okana Ventures, Inc.

By: ____________________
Name: Richard Azani
Title: President

HOLDER:

Merus Labs International Inc.

By: E. F[signature]
Name: Elie Farah
Title: CEO

ASSIGNMENT

[ONLY COMPLETE THE FOLLOWING INFORMATION TO ASSIGN PAYMENT TO A NEW PARTY]

For value received, the above Note is assigned and transferred to

____, ("Assignee") of

____ (City, State/Province),

__________________________ (Country)

Dated: __________________________

By: ____________________________
Merus Labs International Inc.